                                                                    Exhibit 99.5

                          TIMBERLAND SAVINGS BANK, SSB
                               624 SIMPSON AVENUE
                           HOQUIAM, WASHINGTON  98550
                                 (360) 533-4747


                      NOTICE OF SPECIAL MEETING OF MEMBERS
                      TO BE HELD ON ____________ __, 1997


     Notice is hereby given that a special meeting of members ("Special Meeting") of Timberland Savings Bank, SSB ("Savings Bank") will be held at the Savings Bank's office at 624 Simpson Avenue, Hoquiam, Washington, on ________, _____________ __, 1997, at _:__ p.m., Pacific Time. Business to be taken up at the Special Meeting shall be:

     (1) To consider and vote upon an Amended Plan of Conversion ("Plan of Conversion") pursuant to which (i) the Savings Bank will convert from a Washington-chartered mutual savings bank to a Washington-chartered capital stock savings bank, and in connection therewith will adopt an Amended Articles of Incorporation and Bylaws, (ii) the Savings Bank will sell its capital stock to Timberland Bancorp, Inc. ("Holding Company"), a Washington corporation, and become the wholly-owned subsidiary of the Holding Company and (iii) the Holding Company will offer and sell shares of its common stock in a subscription offering and, if necessary, in a community offering and, if necessary, in a syndicated community offering (collectively, the "Conversion"), all as more specifically set forth in the Plan of Conversion; and

     (2) To consider and vote upon any other matters that may lawfully come before the Special Meeting.

     Note: As of the date of mailing of this Notice, the Board of Directors is not aware of any other matters that may come before the Special Meeting.

     The members entitled to vote at the Special Meeting and any adjournments thereof shall be those members of the Savings Bank as of the close of business on ___________ __, 1997.

                                     BY ORDER OF THE BOARD OF DIRECTORS



                                     MICHAEL R. SAND
                                     SECRETARY


Hoquiam, Washington
_________ __, 1997


PLEASE SIGN AND RETURN PROMPTLY EACH PROXY CARD YOU RECEIVE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS WILL ASSURE NECESSARY REPRESENTATION AT THE SPECIAL MEETING, BUT WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU SO DESIRE. THE PROXY IS SOLICITED ONLY FOR THIS SPECIAL MEETING (AND ANY ADJOURNMENTS THEREOF) AND WILL NOT BE USED FOR ANY OTHER MEETING. YOU MAY REVOKE YOUR WRITTEN PROXY BY WRITTEN INSTRUMENT DELIVERED TO MICHAEL R. SAND, SECRETARY, TIMBERLAND SAVINGS BANK, SSB, AT THE ABOVE ADDRESS AT ANY TIME PRIOR TO OR AT THE SPECIAL MEETING.

                          TIMBERLAND SAVINGS BANK, SSB
                               624 SIMPSON AVENUE
                           HOQUIAM, WASHINGTON  98550
                                 (360) 533-4747

                                PROXY STATEMENT

                               _________ __, 1997


     YOUR PROXY, IN THE FORM ENCLOSED, IS SOLICITED BY THE BOARD OF DIRECTORS OF TIMBERLAND SAVINGS BANK, SSB FOR USE AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON ____________, _____________ __, 1997, AND ANY ADJOURNMENT OF THAT MEETING,
FOR THE PURPOSES SET FORTH IN THE FOREGOING NOTICE OF SPECIAL MEETING. YOUR BOARD OF DIRECTORS AND MANAGEMENT URGE YOU TO VOTE FOR THE PLAN OF CONVERSION.

                         PURPOSE OF MEETING -- SUMMARY

     A special meeting of members ("Special Meeting") of Timberland Savings Bank, SSB ("Savings Bank") will be held at the Savings Bank's office at 624 Simpson Avenue, Hoquiam, Washington, on ________, _______ __, 1997, at _:__ p.m., Pacific Time, for the purpose of considering and voting upon an Amended Plan of Conversion ("Plan of Conversion"), which provides for the conversion of the Savings Bank from a Washington-chartered mutual savings bank to a Washington-chartered capital stock savings bank and the formation of a Holding Company, which, if approved by a majority of the total votes of the members eligible to be cast at the Special Meeting or any adjournments thereof, will permit the Savings Bank to convert from a Washington-chartered mutual savings bank to a Washington-chartered capital stock savings bank, to be held as a subsidiary of Timberland Bancorp, Inc. ("Holding Company"), a newly organized Washington corporation formed by the Savings Bank. The conversion of the Savings Bank and the acquisition of control of the Savings Bank by the Holding Company are collectively referred to herein as the "Conversion."

     Members entitled to vote on the Plan of Conversion are members of the Savings Bank as of _________ __, 1997. The Conversion requires the approval of not less than a majority of the total votes eligible to be cast at the Special Meeting.

     The Plan of Conversion provides in part that, after receiving final authorization from the Washington Department of Financial Institutions, Division of Banks ("Division") and the non-objection of the Federal Deposit Insurance Corporation ("FDIC"), the Savings Bank will offer for sale shares of common stock of the Holding Company ("Common Stock"), through the issuance of nontransferable subscription rights ("Subscription Rights"), first to depositors with $50.00 or more on deposit at the Savings Bank as of December 31, 1995 ("Eligible Account Holders"), then to the Savings Bank's employee stock ownership plan ("ESOP"), a tax-qualified employee benefit plan, then to depositors with $50.00 or more on deposit at the Savings Bank as of ________ __, 1997 ("Supplemental Eligible Account Holders"), and then to depositors and borrowers of the Savings Bank as of ________ __, 1997 ("Other Members"), in a subscription offering ("Subscription Offering"), and concurrently, but subject to the prior rights of holders of Subscription Rights, to certain members of the general public in a direct community offering ("Direct Community Offering").
The Subscription and Direct Community Offerings are referred to herein as the "Subscription and Direct Community Offering." It is anticipated that shares of Common Stock not subscribed for in the Subscription and Direct Community Offering will be offered to the general public with the assistance of Charles Webb & Company ("Webb"), a division of Keefe, Bruyette & Woods, Inc. ("Keefe, Bruyette") and, if necessary, a selling group of broker-dealers managed by Webb in a syndicated community offering ("Syndicated Community Offering"). The Subscription, Direct Community and Syndicated Community Offerings are referred to herein as the "Offerings."

     Adoption of an Amended Articles of Incorporation and Bylaws of the Savings Bank is an integral part of the Plan of Conversion. Copies of the Plan of Conversion and the proposed Amended Articles of Incorporation and the Bylaws for the Savings Bank are attached to this Proxy Statement as exhibits. They provide, among other things, for the termination of voting rights of members and their rights to receive any surplus remaining after liquidation of the Savings Bank. These rights, except for the rights of Eligible Account Holders and Supplemental Eligible Account Holders in the liquidation account, will vest exclusively in the holders of the stock in the Savings Bank. See "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Savings Bank."

     The Common Stock is being offered by the Holding Company at a fixed price of $10.00 per share ("Purchase Price"). The Purchase Price was established by the Savings Bank's Board of Directors based on an independent appraisal prepared by RP Financial LP. ("RP Financial") as of April 10, 1996, which states that the estimated aggregate pro forma market value of the Holding Company and the Savings Bank ranged from $42.5 million to $57.5 million, or 4,250,000 and 5,750,000 shares of Common Stock, with a mid point of $50.0 million, or 5,000,000 shares of Common Stock. See "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued" contained in the Prospectus.

                          TIMBERLAND SAVINGS BANK, SSB

     The Savings Bank was established in 1915 as "Southwest Washington Savings and Loan Association." In 1935, the Savings Bank converted from a state-chartered mutual savings and loan association to a federally chartered mutual savings and loan association, and in 1972, changed its the name to "Timberland Federal Savings and Loan Association." In 1990, the Savings Bank converted to a federally-chartered mutual savings bank under the name "Timberland Savings Bank, FSB." In 1991, the Savings Bank converted to a Washington-chartered mutual savings bank and adopted its current name. The Savings Bank's deposits are insured by the FDIC up to applicable legal limits under the SAIF. The Savings Bank has been a member of the Federal Home Loan Bank ("FHLB") system since 1937. The Savings Bank is regulated by the Division and the FDIC. At June 30, 1997, the Savings Bank had total assets of $206.2 million, total deposit accounts of $167.1 million, and total capital of $23.9 million, on a consolidated basis.

     The Savings Bank is a community oriented savings bank which has traditionally offered a variety of savings products to its retail customers while concentrating its lending activities on real estate mortgage loans. Lending activities have been focused primarily on the origination of loans secured by one- to four-family residential dwellings, including an emphasis on construction and land development loans, as well as the origination of multi-family and commercial real estate loans. The Savings Bank actively originates adjustable rate residential mortgage loans to "subprime" borrowers who do not qualify for conventional residential mortgage loans under Federal Home Loan Mortgage Corporation guidelines. At June 30, 1997, the Savings Bank's gross loan portfolio totaled $204.6 million, of which $102.0 million, or 49.8%, were one- to four-family residential mortgage loans, $42.9 million, or 21.0%, were construction and land development loans (the majority of which related to one-to four-family residences), and $41.5 million, or 20.3%, were multi-family or commercial real estate loans. Construction and commercial real estate loans generally involve a greater risk of loss than one- to- four family mortgage loans. See "RISK FACTORS --Certain Lending Risks" contained in the Prospectus.

     The Savings Bank also invests in short- to- intermediate term U.S. Treasury securities and U.S. Government agency obligations and mortgage-backed securities issued by U.S. Government agencies. At June 30, 1997, the Savings Bank's investment and mortgage-backed securities portfolio had a carrying value of $5.7 million. See "BUSINESS OF THE SAVINGS BANK -- Investment Securities" contained in the Prospectus.

     Deposits have been the primary source of funds for the Savings Bank's investment and lending activities. The Savings Bank plans to continue to fund its operations primarily with deposits, although advances from the FHLB-Seattle have been used as a supplemental source of funds. See "BUSINESS OF THE SAVINGS BANK -- Deposits and Other Sources of Funds" contained in the Prospectus.

     The Savings Bank conducts its operations from its main office, seven branch offices and a loan production office located in Western Washington State. See "BUSINESS OF THE SAVINGS BANK -- Properties" contained in the Prospectus. The Savings Bank's main office is located at 624 Simpson Avenue, Hoquiam, Washington, 98550 and its telephone number is (360) 533-4747.

                  VOTING RIGHTS AND VOTE REQUIRED FOR APPROVAL

     The Board of Directors of the Savings Bank has fixed the close of business on _________ __, 1997, as the record date ("Voting Record Date") for the determination of members entitled to notice of and to vote at the Special Meeting. All holders of the Savings Bank's savings or other authorized accounts are members of the Savings Bank under its current Certificate of Incorporation. All members of record as of the close of business on the Voting Record Date will be entitled to vote at the Special Meeting or any adjournment thereof.

     Each eligible depositor member will be entitled at the Special Meeting to cast one vote for each $100, or fraction thereof, of the aggregate withdrawal value of all of his or her savings accounts in the Savings Bank as of the Voting Record Date. Borrowers with loans outstanding as of the Voting Record Date will be entitled to cast one vote in addition to the number of votes he or she may be entitled to as a depositor. No member is entitled to cast more than 1,000 votes. Twenty-five members present in person or by proxy at the Special Meeting will constitute a quorum for the transaction of business.

     Approval of the Plan of Conversion will require the affirmative vote of a majority of the total outstanding votes of the Savings Bank's members eligible to be cast at the Special Meeting. As of the Voting Record Date for the Special Meeting, there were approximately _______ votes eligible to be cast, of which ______ votes constitutes a majority.

                                    PROXIES

     Members may vote at the Special Meeting or any adjournment thereof in person or by proxy. Enclosed is a proxy which may be used by any member to vote on the Plan of Conversion. All properly executed proxies received by management will be voted in accordance with the instructions indicated thereon by the members giving such proxies. If no instructions are given, such proxies will be voted in favor of the Plan of Conversion. If any other matters are properly presented at the Special Meeting and may properly be voted on, all proxies will be voted on such matters in accordance with the best judgment of the proxy holders named therein. If the enclosed proxy is returned, it may be revoked at any time before it is voted by written notice to the Secretary of the Savings Bank, by submitting a later dated proxy, or by attending and voting in person at the Special Meeting. The proxies being solicited are only for use at the Special Meeting and at any and all adjournments thereof and will not be used for any other meeting. Management is not aware of any other business to be presented at the Special Meeting.

     To the extent necessary to permit approval of the Plan of Conversion, proxies may be solicited by officers, directors or regular employees of the Savings Bank, in person, by telephone or through other forms of communication and, if necessary, the Special Meeting may be adjourned to an alternative date. Such persons will be reimbursed by the Savings Bank for their reasonable out-of-pocket expenses incurred in connection with such solicitation.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF THE SAVINGS BANK UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PLAN OF CONVERSION. VOTING IN FAVOR OF THE PLAN OF CONVERSION WILL NOT OBLIGATE ANY VOTER TO PURCHASE ANY STOCK. VOTING AGAINST THE PLAN OF CONVERSION DOES NOT PRECLUDE ANY VOTER FROM PURCHASING STOCK.

                                 THE CONVERSION

     THE BOARD OF DIRECTORS HAS ADOPTED AND THE DIVISION HAS GIVEN APPROVAL TO THE PLAN OF CONVERSION SUBJECT TO ITS APPROVAL BY THE MEMBERS OF THE SAVINGS BANK ENTITLED TO VOTE ON THE MATTER AND SUBJECT TO THE SATISFACTION OF CERTAIN OTHER CONDITIONS IMPOSED BY THE DIVISION IN ITS APPROVAL. APPROVAL BY THE DIVISION DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN BY THE DIVISION.

     CONSUMMATION OF THE CONVERSION IS CONTINGENT ALSO UPON RECEIPT OF THE APPROVALS OF THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM AND THE DIVISION FOR THE HOLDING COMPANY TO ACQUIRE THE SAVINGS BANK. CONSUMMATION OF THE CONVERSION IS ALSO CONTINGENT UPON RECEIPT FROM THE FDIC OF A FINAL NON-OBJECTION LETTER WITH RESPECT TO THE TRANSACTION.

GENERAL

     On July 10, 1997, the Board of Directors of the Savings Bank unanimously adopted and on September 11, 1997, unanimously amended, the Plan of Conversion, pursuant to which the Savings Bank will be converted from a Washington-chartered mutual savings bank to a Washington-chartered stock savings bank to be held as a wholly-owned subsidiary of the Holding Company, a newly formed Washington corporation.

     The following discussion of the Plan of Conversion is qualified in its entirety by reference to the Plan of Conversion, which is attached as Exhibit A to the Savings Bank's Proxy Statement and is available from the Savings Bank upon request. By letter dated __________ __, 1997, the Division has approved the Plan of Conversion, subject to its approval by the members of the Savings Bank entitled to vote on the matter at a special meeting called for that purpose to be held on __________ __, 1997, and subject to the satisfaction of certain other conditions imposed by the Division in its approval. Consummation of the Conversion is contingent also upon receipt of the approvals of the Federal Reserve and the Division for the Holding Company to acquire the Savings Bank. Finally, consummation of the Conversion is contingent upon receipt from the FDIC of a final non-objection letter with respect to the transaction.

     If the Board of Directors of the Savings Bank decides for any reason, such as possible delays resulting from overlapping regulatory processing or policies or conditions which could adversely affect the Savings Bank's or the Holding Company's ability to consummate the Conversion and transact its business as contemplated herein and in accordance with the Savings Bank's operating policies, at any time prior to the issuance of the Common Stock, not to use the holding company form of organization in implementing the Conversion, the Plan of Conversion will be amended to not use the holding company form of organization in the Conversion. In the event that such a decision is made, the Savings Bank will promptly refund all subscriptions or orders received together with accrued interest, withdraw the Holding Company's Registration Statement from the SEC and will take all steps necessary to complete the Conversion and proceed with a new offering without the Holding Company, including filing any necessary documents with the Division. In such event, and provided there is no regulatory action, directive or other consideration upon which basis the Savings Bank determines not to complete the Conversion, the Savings Bank will issue and sell the common stock of the Savings Bank. There can be no assurance that the Division would approve the Conversion if the Savings Bank decided to proceed without the Holding Company. The following description of the Plan of Conversion assumes that a holding company form of organization will be utilized in the Conversion. In the event that a holding company form of organization is not utilized, all other pertinent terms of the Plan of Conversion as described below will apply to the Conversion of the Savings Bank from mutual to stock form of organization and the sale of the Savings Bank's common stock.

     The Conversion will be accomplished through adoption of Amended Articles of Incorporation and Bylaws to authorize the issuance of capital stock by the Savings Bank. Under the Plan of Conversion, 4,250,000 to

5,750,000 shares of Common Stock are being offered for sale by the Holding Company at the Purchase Price of $10.00 per share. As part of the Conversion, the Savings Bank will issue all of its newly issued common stock (1,000 shares) to the Holding Company in exchange for 50% of the net proceeds from the sale of Common Stock by the Holding Company.

     The Plan of Conversion provides generally that (i) the Savings Bank will convert from a Washington-chartered mutual savings bank to a Washington-chartered stock savings bank; (ii) the Common Stock will be offered by the Holding Company in the Subscription Offering to persons having Subscription Rights and in the Direct Community Offering to certain members of the general public, with preference given to natural persons and trusts of natural persons residing in the Local Community; (iii) if necessary, shares of Common Stock not subscribed for in the Subscription and Direct Community Offering will be offered to certain members of the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers pursuant to selected dealers agreements; and (iv) the Holding Company will purchase all of the capital stock of the Savings Bank to be issued in connection with the Conversion. The Conversion will be effected only upon completion of the sale of at least $42.5 million of Common Stock to be issued pursuant to the Plan of Conversion.

     As part of the Conversion, the Holding Company is making a Subscription Offering of its Common Stock to holders of Subscription Rights in the following order of priority: (i) Eligible Account Holders (depositors with $50.00 or more on deposit as of December 31, 1995); (ii) the Savings Bank's ESOP; (iii) Supplemental Eligible Account Holders (depositors with $50.00 or more on deposit as of __________ __, 1997); and (iv) Other Members (depositors and borrowers of the Savings Bank as of ________ __, 1997). Concurrent with the Subscription Offering and subject to the prior rights of holders of Subscription Rights, the Holding Company is offering the Common Stock for sale to certain members of the general public through a Direct Community Offering.

     Shares of Common Stock not subscribed in the Subscription and Direct Community Offering may be offered for sale in the Syndicated Community Offering. Regulations require that the Syndicated Community Offering be completed within 45 days after completion of the Subscription Offering unless extended by the Savings Bank or the Holding Company with the approval of the regulatory authorities. If the Syndicated Community Offering is determined not to be feasible, the Board of Directors of the Savings Bank will consult with the regulatory authorities to determine an appropriate alternative method for selling the unsubscribed shares of Common Stock. The Plan of Conversion provides that the Conversion must be completed within 24 months after the date of the approval of the Plan of Conversion by the members of the Savings Bank.

     No sales of Common Stock may be completed, either in the Subscription, Direct Community or Syndicated Community Offerings, unless the Plan of Conversion is approved by the members of the Savings Bank.

     The completion of the Offerings, however, is subject to market conditions and other factors beyond the Savings Bank's control. No assurance can be given as to the length of time after approval of the Plan of Conversion at the special meeting that will be required to complete the Director Community or the Syndicated Community Offerings or other sale of the Common Stock. If delays are experienced, significant changes may occur in the estimated pro forma market value of the Holding Company and the Savings Bank, as converted, together with corresponding changes in the net proceeds realized by the Holding Company from the sale of the Common Stock. In the event the Conversion is terminated, the Savings Bank would be required to charge all Conversion expenses against current income.

     Orders for shares of Common Stock will not be filled until at least 4,250,000 shares of Common Stock have been subscribed for or sold and the Division approves and the FDIC does not object to the final valuation and the Conversion closes. If the Conversion is not completed by _________ __, 1997 (45 days after the last day of the Subscription Offering) and the Division consents to an extension of time to complete the Conversion, subscribers will be given the right to increase, decrease or rescind their subscriptions. Unless an affirmative indication is received from subscribers that they wish to continue to subscribe for shares, the funds will be returned promptly, together with accrued interest at the Savings Bank's passbook rate (__% per annum as of the date hereof) from the date payment is received until the funds are returned to the subscriber. If such period is not extended, or in any event, if the conversion is completed, all withdrawal authorizations will be terminated and all funds held will be promptly returned together with accrued interest at the Savings Bank's passbook rate from the date payment is received until the Conversion is terminated.

Purposes of Conversion

     The Board of Directors and management believe that the Conversion is in the best interests of the Savings Bank, its members and the communities it serves. The Savings Bank's Board of Directors has formed the Holding Company to serve as a holding company, with the Savings Bank as its subsidiary, upon the consummation of the Conversion. By converting to the stock form of organization, the Holding Company and the Savings Bank will be structured in the form used by holding companies of commercial banks and by a growing number of savings institutions. Management of the Savings Bank believes that the Conversion offers a number of advantages which will be important to the future growth and performance of the Savings Bank. The capital raised in the Conversion is intended to support the Savings Bank's current lending and investment activities and may also support possible future expansion and diversification of operations, although there are no current specific plans, arrangements or understandings, written or oral, regarding any such expansion or diversification. The Conversion is also expected to afford the Savings Bank's members and others the opportunity to become stockholders of the Holding Company and participate more directly in, and contribute to, any future growth of the Holding Company and the Savings Bank. The Conversion will also enable the Holding Company and the Savings Bank to raise additional capital in the public equity or debt markets should the need arise, although there are no current specific plans, arrangements or understandings, written or oral, regarding any such financing activities.

Effects of Conversion to Stock Form on Depositors and Borrowers of the Savings Bank

     General. Upon the Savings Bank's conversion to stock form, its Articles of Incorporation will be amended to authorize the issuance of capital stock to represent the ownership of the Savings Bank, including its net worth. The capital stock will be separate and apart from deposit accounts and will not be insured by the FDIC or any other governmental authority. Certificates will be issued to evidence ownership of the capital stock. All of the outstanding capital stock of the Savings Bank will be acquired by the Holding Company, which in turn will issue its Common Stock to purchasers in the Conversion. The stock certificates issued by the Holding Company will be transferable and, therefore, subject to applicable law, the stock could be sold or traded if a purchaser is available with no effect on any deposit account the seller may hold at the Savings Bank.

     Voting Rights. Savings members and borrowers will have no voting rights in the converted Savings Bank or the Holding Company and therefore will not be able to elect directors of the Savings Bank or the Holding Company or to control their affairs. Currently, these rights are accorded to savings members of the Savings Bank. Subsequent to the Conversion, voting rights will be vested exclusively in the Holding Company with respect to the Savings Bank and the holders of the Common Stock as to matters pertaining to the Holding Company. Each holder of Common Stock shall be entitled to vote on any matter to be considered by the stockholders of the Holding Company. A stockholder will be entitled to one vote for each share of Common Stock owned.

     Savings Accounts and Loans. The Savings Bank's savings accounts, account balances and existing FDIC insurance coverage of savings accounts will not be affected by the Conversion. Furthermore, the Conversion will not affect the loan accounts, loan balances or obligations of borrowers under their individual contractual arrangements with the Savings Bank.

     Tax Effects. The Savings Bank has received an opinion from Breyer & Aguggia, Washington, D.C., that the Conversion will constitute a nontaxable reorganization under Section 368(a)(1)(F) of the Code. Among other things, the opinion states that: (i) no gain or loss will be recognized to the Savings Bank in its mutual or stock form by reason of its Conversion; (ii) no gain or loss will be recognized to its account holders upon the issuance to them of accounts in the Savings Bank immediately after the Conversion, in the same dollar amounts and on the same terms and conditions as their accounts at the Savings Bank in its mutual form plus interest in the liquidation account; (iii) the tax basis of account holders' accounts in the Savings Bank immediately after the Conversion will be the same as the tax basis of their accounts immediately prior to Conversion; (iv) the tax basis of each account holder's interest in the liquidation account will be zero;
(v) the tax basis of the Common Stock purchased in the Conversion will be the amount paid and the holding period for such stock will commence at the date of purchase; and (vi) no gain or loss will be recognized to account holders upon the receipt or exercise of Subscription Rights in the Conversion, except to the extent Subscription Rights are deemed to have value as discussed below. Unlike a private letter ruling issued by the IRS, an opinion of counsel is not binding on the IRS and the IRS could disagree with the conclusions reached therein. In the event of such disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the IRS.

       Based upon past rulings issued by the IRS, the opinion provides that the receipt of Subscription Rights by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members under the Plan of Conversion will be taxable to the extent, if any, that the Subscription Rights are deemed to have a fair market value. RP Financial, a financial consulting firm retained by the Savings Bank, whose findings are not binding on the IRS, has indicated that the Subscription Rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are nontransferable and of short duration and afford the recipients the right only to purchase shares of the Common Stock at a price equal to its estimated fair market value, which will be the same price paid by purchasers in the Direct Community Offering for unsubscribed shares of Common Stock. If the Subscription Rights are deemed to have a fair market value, the receipt of such rights may only be taxable to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise their Subscription Rights. The Savings Bank could also recognize a gain on the distribution of such Subscription Rights. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisers as to the tax consequences in the event the Subscription Rights are deemed to have a fair market value.

     The Savings Bank has also received an opinion from Dwyer, Pemberton & Coulson, P.C., Tacoma, Washington, that, assuming the Conversion does not result in any federal income tax liability to the Savings Bank, its account holders, or the Holding Company, implementation of the Plan of Conversion will not result in any Washington income tax liability to such entities or persons.

     The opinions of Breyer & Aguggia and Dwyer, Pemberton & Coulson, P.C. and the letter from RP Financial are filed as exhibits to the Registration Statement. See "ADDITIONAL INFORMATION."

     PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE CONVERSION PARTICULAR TO THEM.

     Liquidation Account. In the unlikely event of a complete liquidation of the Savings Bank in its present mutual form, each depositor in the Savings Bank would receive a pro rata share of any assets of the Savings Bank remaining after payment of claims of all creditors (including the claims of all depositors up to the withdrawal value of their accounts). Each depositor's pro rata share of such remaining assets would be in the same proportion as the value of his deposit account to the total value of all deposit accounts in the Savings Bank at the time of liquidation.

     After the Conversion, holders of withdrawable deposit(s) in the Savings Bank, including certificates of deposit ("Savings Account(s)"), shall not be entitled to share in any residual assets in the event of liquidation of the Savings Bank. However, the Savings Bank shall, at the time of the Conversion, establish a liquidation account in an amount equal to its total equity as of the date of the latest statement of financial condition contained herein.

     The liquidation account shall be maintained by the Savings Bank subsequent to the Conversion for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who retain their Savings Accounts in the Savings Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to each Savings Account held, have a related inchoate interest in a portion of the liquidation account balance ("subaccount").

     The initial subaccount balance for a Savings Account held by an Eligible Account Holder or a Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of such holder's "qualifying deposit" in the Savings Account and the denominator is the total amount of the "qualifying deposits" of all such holders. Such initial subaccount balance shall not be increased, and it shall be subject to downward adjustment as provided below.

     If the deposit balance in any Savings Account of an Eligible Account Holder or Supplemental Eligible Account Holder at the close of business on any annual closing day of the Savings Bank subsequent to December 31, 1995 or _____ __, 1997 is less than the lesser of (i) the deposit balance in such Savings Account at the close of business on any other annual closing date subsequent to December 31, 1995 or _____ __, 1997 or (ii) the amount of the "qualifying deposit" in such Savings Account on December 31, 1995 or ______ __, 1997, then the subaccount balance for such Savings Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of a downward adjustment, such subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related Savings Account. If any such Savings Account is closed, the related subaccount balance shall be reduced to zero.

     In the event of a complete liquidation of the Savings Bank (and only in such event) each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted subaccount balance(s) for Savings Account(s) then held by such holder before any liquidation distribution may be made to stockholders. No merger, consolidation, bulk purchase of assets with assumptions of Savings Accounts and other liabilities or similar transactions with another federally insured institution in which the Savings Bank is not the surviving institution shall be considered to be a complete liquidation. In any such transaction the liquidation account shall be assumed by the surviving institution.

     In the unlikely event the Savings Bank is liquidated after the Conversion, depositors will be entitled to full payment of their deposit accounts before any payment is made to the Holding Company as the sole stockholder of the Savings Bank.

                             ADDITIONAL INFORMATION

     The Holding Company has filed with the SEC a Registration Statement on Form S-1 (File No. 333-_____) under the Securities Act with respect to the Common Stock offered in the Conversion. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Such information may be inspected at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; 500 West Madison Street, Suite 1400, Room 1100, Chicago, Illinois 60661; and 75 Park Place, New York, New York 10007. Copies may be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The Registration Statement is also available through the SEC's World Wide Web site on the Internet (www.sec.gov)

     The Savings Bank has filed with the Division an Application to Convert a Mutual Savings Bank to a Stock Owned Savings Bank. Pursuant to the Washington conversion regulations, this Prospectus omits certain information contained in such Application. The Application, which contains a copy of RP Financial's appraisal report, may be inspected at the office of the Division, Department of Financial Institutions, General Administration Building, 3rd Floor, Room 300, 210 11th Avenue, Olympia, Washington 98504. The Savings Bank has also filed a copy of such Application with the FDIC. Copies of the Plan of Conversion, which includes a copy of the Savings Bank's proposed Amended Articles of Incorporation and Stock Bylaws, and copies of the Holding Company's Articles of Incorporation and Bylaws are available for inspection at the Savings Bank's office and may be obtained by writing to the Savings Bank at 624 Simpson Avenue, Hoquiam, Washington 98550; Attention: Clarence E. Hamre, Chief Executive Officer, or by telephoning the Savings Bank at (360) 533-4747. A copy of RP Financial's independent appraisal report is also available for inspection at the Savings Bank.

     All persons eligible to vote at the Special Meeting should review both this Proxy Statement and the accompanying Prospectus carefully. However, no person is obligated to purchase any Common Stock. For additional information, you may call the Stock Information Center at (360) ___-____. If you are out of the area, please call collect.

                              BY ORDER OF THE BOARD OF DIRECTORS



                              MICHAEL R. SAND
                              SECRETARY


Hoquiam, Washington
_________ __, 1997


     YOUR BOARD OF DIRECTORS URGES YOU TO CONSIDER CAREFULLY THE INFORMATION CONTAINED IN THIS PROXY STATEMENT AND, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE SPECIAL MEETING, TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD(S) AS SOON AS POSSIBLE TO ASSURE THAT YOUR VOTES WILL BE COUNTED. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY BY WRITTEN INSTRUMENT DELIVERED TO THE SECRETARY OF THE SAVINGS BANK AT ANY TIME PRIOR TO OR AT THE SPECIAL MEETING OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

     THIS PROXY STATEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS IN THOSE JURISDICTIONS WHERE IT IS LAWFUL TO MAKE SUCH OFFER.

                                                                       EXHIBIT A

                          TIMBERLAND SAVINGS BANK, SSB
                              HOQUIAM, WASHINGTON

                           AMENDED PLAN OF CONVERSION
                         FROM STATE MUTUAL SAVINGS BANK
                          TO STATE STOCK SAVINGS BANK
                       AND FORMATION OF A HOLDING COMPANY


                                  INTRODUCTION
                                  ------------


I.   General
     -------

     The Board of Trustees desires to attract new capital to the Savings Bank to increase its net worth, to support future savings growth, to increase the amount of funds available for other lending and investment, to provide greater resources for the expansion of customer services and to facilitate future expansion by the Savings Bank. In addition, the Board of Trustees intends to implement stock option plans and other stock benefit plans as part of the Conversion in order to attract and retain qualified directors and officers. The Board of Trustees further desires to reorganize the Savings Bank as the wholly owned subsidiary of a holding company to enhance flexibility of operations, diversification of business opportunities and financial capability for business and regulatory purposes and to enable the Savings Bank to compete more effectively with other financial service organizations. Accordingly, on July 10, 1997, the Board of Trustees of Timberland Savings Bank, SSB ("Savings Bank"), after careful study and consideration, adopted, and on September 11, 1997 subsequently amended, by unanimous vote this Plan of Conversion ("Plan"), which provides for the conversion of the Savings Bank from a state chartered mutual savings bank to a state chartered stock savings bank and the concurrent formation of a holding company for the Savings Bank ("Holding Company").

     All capitalized terms contained in the Plan shall have the meanings ascribed to them in Section II hereof.

     Pursuant to the Plan, shares of Conversion Stock will be offered as part of the Conversion in a Subscription Offering pursuant to nontransferable Subscription Rights at a predetermined and uniform price first to the Savings Bank's Eligible Account Holders, second to the Tax-Qualified Employee Stock Benefit Plans, third to Supplemental Eligible Account Holders, and fourth to Other Members of the Savings Bank. Concurrently with the Subscription Offering, shares not subscribed for in the Subscription Offering will be offered as part of the Conversion to the general public in a Direct Community Offering. Shares remaining may then be offered to the general public in a Syndicated Community Offering, an underwritten public offering or otherwise. The aggregate Purchase Price of the Conversion Stock will be based upon an independent appraisal of the Savings Bank and will reflect the estimated pro forma market value of the Savings Bank as a subsidiary of the Holding Company.

     Consummation of the Conversion is subject to the approval of this Plan and the Conversion by the Division and by the affirmative vote of Members of the Savings Bank holding not less than a majority of the total votes eligible to be cast at a special meeting of the Members to be called to consider the Conversion. In addition, in order to consummate the Conversion, this Plan must be filed with and receive the non-objection of the FDIC in accordance with applicable FDIC regulations.

     No change will be made in the Board of Trustees or management of the Savings Bank as a result of the Conversion.

II.  Definitions
     -----------

     As used in this Plan, the terms set forth below have the following meanings:

     A.   Acting in Concert:  (1) Knowing participation in a joint activity or
          -----------------
interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A Person who acts in concert with another Person ("other party") shall also be deemed to be acting in concert with any Person who is also acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a Person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the Tax-Qualified Employee Benefit Plan will be aggregated.

     B.   Application:  The application submitted to the Division for approval
          -----------
of the Conversion.

     C.   Associate:  When used to indicate a relationship with any Person,
          ---------
means (i) any corporation or organization (other than the Savings Bank or a majority-owned subsidiary of the Savings Bank, or the Holding Company) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, except a Tax-Qualified Employee Stock Benefit Plan and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Savings Bank, any of its subsidiaries, or the Holding Company.

     D.   Capital Stock:  Any and all authorized capital stock in the Converted
          -------------
Savings Bank.

     E.   Common Stock:  Any and all authorized common stock in the Holding
          ------------
Company subsequent to the Conversion.

     F.   Conversion:  Collectively, (i) amendment of the Savings Bank's Charter
          ----------
and Bylaws to authorize issuance of shares of Capital Stock by the Converted Savings Bank and to conform to the requirements of a Washington-chartered stock savings bank under the laws of the State of Washington and regulations of the Division; (ii) issuance and sale of Conversion Stock by the Holding Company in the Subscription Offering and Direct Community Offering; and (iii) purchase by the Holding Company of the Capital Stock of the Converted Savings Bank to be issued in the Conversion immediately following or concurrently with the close of the sale of all Conversion Stock.

     G.   Conversion Stock:  Holding Company common stock to be issued and sold
          ----------------
by the Holding Company pursuant to the Plan.

     H.   Converted Savings Bank:  Timberland Savings Bank, SSB, in its
          ----------------------
converted form as a state chartered capital stock savings bank.

     I.   Direct Community Offering:  The offering for sale of Conversion Stock
          -------------------------
to the public.

     J.   Division:  The Washington Department of Financial Institutions,
          --------
Division of Banks.

     K.   Eligibility Record Date:  December 31, 1995.
          -----------------------

     L.   Eligible Account Holder:  Holder of a Qualifying Deposit in the
          -----------------------
Savings Bank on the Eligibility Record Date.

     M.   FDIC:  Federal Deposit Insurance Corporation.
          ----

     N.   Federal Reserve:  The Board of Governors of the Federal Reserve
          ---------------
System.

     O.   FR Y-3 Application:  The application submitted to the Federal Reserve
          ------------------
on FR Y-3 for approval of the Holding Company's acquisition of all of the Capital Stock of the Converted Savings Bank.

     P.   Holding Company:  A corporation to be formed by the Savings Bank under
          ---------------
state law for the purpose of becoming a holding company through the issuance and sale of its stock under the Plan, and concurrent acquisition of 100% of the Capital Stock of the Converted Savings Bank to be issued pursuant to the Plan.

     Q.   Holding Company Stock:  Any and all authorized capital stock of the
          ---------------------
Holding Company.

     R.   Local Community:  Grays Harbor, Thurston, Pierce and King Counties of
          ---------------
the State of Washington, the counties in which the Savings Bank maintains an office(s).

     S.   Market Maker:  A dealer (i.e., any Person who engages directly or
          ------------
indirectly as agent, broker, or principal in the business of offering, buying, selling, or otherwise dealing or trading in securities issued by another Person) who, with respect to a particular security, (i) regularly publishes bona fide, competitive bid and offer quotations in a recognized inter-dealer quotation system or furnishes bona fide competitive bid and offer quotations on request and (ii) is ready, willing and able to effect transactions in reasonable quantities at his quoted prices with other brokers or dealers.

     T.   Members:  All Persons who are depositors and/or borrowers of the
          -------
Savings Bank prior to the Conversion.

     U.   Notice:  The Notice of Intent to Convert to Stock Form, including
          ------
amendments thereto, as filed by the Savings Bank with the FDIC pursuant to 12 C.F.R. Part 303.

     V.   Officer:  An executive officer of the Savings Bank, which includes the
          -------
Chairman of the Board, President, Executive Vice President, Senior Vice Presidents, Vice Presidents in charge of principal business functions, the Secretary and the Treasurer as well as any other person performing similar functions.

     W.   Order Forms:  Forms to be used to order Conversion Stock sent to
          -----------
Eligible Account Holders and other parties eligible to purchase Conversion Stock in the Subscription Offering pursuant to the Plan.

     X.   Other Member:  Holder of a Savings Account (other than Eligible
          ------------
Account Holders and Supplemental Eligible Account Holders) and borrowers from the Savings Bank as of the Record Date.

     Y.   Person:  An individual, a corporation, a partnership, an association,
          ------
a joint stock company, a trust, an unincorporated organization or a government or any political subdivision thereof.

     Z.   Plan:  This Plan of Conversion, which provides for the conversion of
          ----
the Savings Bank from a Washington-chartered mutual savings bank to a Washington-chartered capital stock savings bank as a wholly owned subsidiary of the Holding Company, as originally adopted by the Board of Trustees or as amended in accordance with the terms thereof.

     AA.  Qualifying Deposit:  The balance in any Savings Account as of the
          ------------------
Eligibility Record Date or the Supplemental Eligibility Record Date, as applicable; provided, however, that no Savings Account with a balance of less than $50 shall constitute a Qualifying Deposit.

     BB.  RCW:  Revised Code of Washington, as amended.
          ---

     CC.  Record Date:  Date which determines which Members are entitled to
          -----------
vote at the Special Meeting.

     DD.  Registration Statement:  The registration statement on Form S-1 or
          ----------------------
other applicable forms filed by the Holding Company with the SEC for the purpose of registering the Conversion Stock under the Securities Act of 1933, as amended.

     EE.  Savings Account(s):  Withdrawable deposit(s) in the Savings Bank,
          ------------------
including certificates of deposit, demand deposit accounts and non-interest-bearing deposit accounts.

     FF.  Savings Bank:  Timberland Savings Bank, SSB, in its present form as a
          ------------
state chartered mutual savings bank.

     GG.  SEC:  Securities and Exchange Commission.
          ---

     HH.  Special Meeting:  The special meeting of Members called for the
          ---------------
purpose of considering the Plan for approval.

     II.  Subscription Offering:  The offering of Conversion Stock to Eligible
          ---------------------
Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members under the Plan.

     JJ.  Subscription Rights:  Non-transferable, non-negotiable, personal
          -------------------
rights of Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members to purchase Conversion Stock.

     KK.  Supplemental Eligibility Record Date:  The last day of the calendar
          ------------------------------------
quarter preceding the approval of the Plan by the Division.

     LL.  Supplemental Eligible Account Holder:  Holder of a Qualifying Deposit
          ------------------------------------
in the Savings Bank (other than an Officer or director or their Associates) on the Supplemental Eligibility Record Date.

     MM.  Syndicated Community Offering:  The offering for sale by a syndicate
          -----------------------------
of broker-dealers to the general public of shares of Conversion Stock not purchased in the Subscription Offering and the Direct Community Offering.

     NN.  Tax Qualified Employee Stock Benefit Plan: Any defined benefit plan or
          -----------------------------------------
defined contribution plan of the Savings Bank or Holding Company, such as an employee stock ownership plan, bonus plan, profit-sharing plan or other plan, which, with its related trust meets the requirements to be "qualified" under section 401 of the Internal Revenue Code. A "non-tax-qualified employee stock benefit plan" is any defined benefit plan or defined contribution plan that is not so qualified.

III. Steps Prior to Submission of the Plan to the Members for Approval
     -----------------------------------------------------------------

     Prior to submission of the Plan to the Members for approval, the Savings Bank must receive approval from the Division of the Application and the FDIC must have issued a notice of non-objection to the proposed Conversion or the time period for FDIC review and objection shall have expired without objection by the FDIC. Prior to such regulatory approval:

     A. The Board of Trustees shall adopt the Plan by a vote of not less than two-thirds of its entire membership.

     B. The Savings Bank shall notify the Members of the adoption of the Plan by publishing legal notice in a newspaper having a general circulation in each community in which the Savings Bank maintains an office.

     C. A press release relating to the proposed Conversion may be submitted to the local media.

     D. Copies of the Plan as adopted by the Board of Trustees shall be made available for inspection at each office of the Savings Bank.

     E. The Savings Bank shall cause the Holding Company to be incorporated under state law and the Board of Trustees of the Holding Company shall concur in the Plan by at least a two-thirds vote.

     F. As soon as practicable following the adoption of this Plan, the Savings Bank shall file the Application with the Division and the Notice with the FDIC, and the Holding Company shall file the Registration Statement and the FR Y-3 Application. Upon filing the Application, the Savings Bank shall publish legal notice of the filing of the Application in a newspaper having a general circulation in each community in which the Savings Bank maintains an office and/or by mailing a letter to each of its Members, and shall publish such other notices of the Conversion as may be required in connection with the FR Y-3 Application and by the regulations and policies of the Federal Reserve.

     G. The Savings Bank shall obtain an opinion of its tax advisors or a favorable ruling from the United States Internal Revenue Service which shall state that the Conversion will not result in any gain or loss for Federal income tax purposes to the Savings Bank or its Eligible Account Holders, Supplemental Eligible Account Holders and Other Members. Receipt of a favorable opinion or ruling is a condition precedent to completion of the Conversion.

IV.  Meeting of Members
     ------------------

     Upon receipt of approval of the Application by the Division and (i) receipt from the FDIC of a conditional intention to issue a notice of non-objection or
(ii) expiration of the time period for FDIC review and objection without receipt of an objection by the FDIC, the Special Meeting shall be scheduled in accordance with the Savings Bank's Bylaws. Promptly after receipt of approval from the Division and at least 20 days but not more than 45 days prior to the Special Meeting, the Savings Bank shall distribute proxy solicitation materials to all Members and beneficial owners of accounts held in fiduciary capacities where the beneficial owners possess voting rights, as of the Record Date. The proxy solicitation materials shall include a copy of the proxy statement to be used in connection with such solicitation ("Proxy Statement") and other documents authorized for use by the regulatory authorities and may also include a copy of the Plan and/or a prospectus ("Prospectus") as provided in Paragraph V below. The Savings Bank shall also advise each Eligible Account Holder and Supplemental Eligible Account Holder not entitled to vote at the Special Meeting of the proposed Conversion and the scheduled Special Meeting, and provide a postage prepaid card on which to indicate whether he wishes to receive the Prospectus, if the Subscription Offering is not held concurrently with the proxy solicitation.

     At the Special Meeting, an affirmative vote of not less than a majority of the total outstanding votes of the Members is required for approval of the Plan. For purposes of voting at the Special Meeting, Members who are depositors of the Savings Bank shall be entitled to cast one vote for each $100, or fraction thereof, of the aggregate withdrawable value of all of the depositor's Savings Accounts as of the Record Date, Members who are borrowers shall be entitled to cast one vote, in addition to any votes they may also be entitled to cast as depositors, and no Member shall be entitled to cast more than 1,000 votes. Voting may be in person or by proxy. The Division shall be notified promptly of the actions of the Members.

V.   Summary Proxy Statement
     -----------------------

     The Proxy Statement furnished to Members may be in summary form, provided that a statement is made in bold-face type that a more detailed description of the proposed transaction may be obtained by returning an enclosed postage prepaid card or other written communication requesting supplemental information. Without prior approval of the Division, the Special Meeting shall not be held less than 20 days after the last day on which the supplemental information statement is mailed to requesting Members. The supplemental information statement may be combined with the Prospectus if the Subscription Offering is commenced concurrently with or during the proxy solicitation of Members for the Special Meeting.

VI.    Offering Documents
       ------------------

       The Holding Company may commence the Subscription Offering and, provided that the Subscription Offering has commenced, may commence the Direct Community Offering concurrently with or during the proxy solicitation of Members. The Holding Company may close the Subscription Offering before the Special Meeting, provided that the offer and sale of the Conversion Stock shall be conditioned upon approval of the Plan by the Members at the Special Meeting. The Savings Bank's proxy solicitation materials may require Eligible Account Holders, Supplemental Eligible Account Holders and Other Members to return to the Savings Bank by a reasonable certain date a postage prepaid card or other written communication requesting receipt of a Prospectus with respect to the Subscription Offering, provided that if the Prospectus is not mailed concurrently with the proxy solicitation materials, the Subscription Offering shall not be closed until the expiration of 30 days after the mailing of the proxy solicitation materials. If the Subscription Offering is not commenced within 45 days after the Special Meeting, the Savings Bank may transmit, not more than 30 days prior to the commencement of the Subscription Offering, to each Eligible Account Holder, Supplemental Eligible Account Holder and other eligible subscribers who had been furnished with proxy solicitation materials a notice which shall state that the Savings Bank is not required to furnish a Prospectus to them unless they return by a reasonable date certain a postage prepaid card or other written communication requesting the receipt of the Prospectus.

       Prior to commencement of the Subscription Offering, the Direct Community Offering and the Syndicated Community Offering, the Holding Company shall file the Registration Statement. The Holding Company shall not distribute the final Prospectus until the Registration Statement containing same has been declared effective by the SEC and the Prospectus has been declared effective by the Division.

VII.   Combined Subscription and Direct Community Offering
       ---------------------------------------------------

       Instead of a separate Subscription Offering, all Subscription Rights may be exercised by delivery of properly completed and executed Order Forms to the Savings Bank or selling group utilized in connection with the Direct Community Offering and the Syndicated Community Offering. If a separate Subscription Offering is not held, orders for Conversion Stock in the Direct Community Offering shall first be filled pursuant to the priorities and limitations stated in Paragraph IX.C., below.

VIII.  Consummation of the Conversion
       ------------------------------

     After receipt of all orders for Conversion Stock, and concurrently with the execution thereof, the amendment of the Savings Bank's mutual Charter and Bylaws to authorize the issuance of shares of Capital Stock and to conform to the requirements of a Washington-chartered capital stock savings bank will be declared effective by the Division, the amended Charter and Bylaws approved by the Members will become effective. At such time, the Conversion Stock will be issued and sold by the Holding Company, the Capital Stock to be issued in the Conversion will be issued and sold to the Holding Company, and the Converted Savings Bank will become a wholly owned subsidiary of the Holding Company. The Converted Savings Bank will issue to the Holding Company 1,000 shares of its common stock, representing all of the shares of Capital Stock to be issued by the Converted Savings Bank, and the Holding Company will make payment to the Converted Savings Bank of that portion of the aggregate net proceeds realized by the Holding Company from the sale of the Conversion Stock under the Plan as may be authorized or required by the Division.

IX.  Stock Offering
     --------------

     A.   Number of Shares
          ----------------

     The number of shares of Conversion Stock to be offered pursuant to the Plan shall be determined initially by the Board of Trustees of the Savings Bank and the Board of Trustees of the Holding Company in conjunction with the determination of the Purchase Price (as that term is defined in Paragraph IX.B. below). The number of shares to be offered may be subsequently adjusted by the Board of Trustees prior to completion of the offering.

     B.   Independent Evaluation and Purchase Price of Shares
          ---------------------------------------------------

     All shares of Conversion Stock sold in the Conversion, including shares sold in any Direct Community Offering, shall be sold at a uniform price per share, referred to herein as the "Purchase Price." The Purchase Price shall be determined by the Board of Trustees of the Savings Bank and the Board of Directors of the Holding Company immediately prior to the simultaneous completion of all such sales contemplated by this Plan on the basis of the estimated pro forma market value of the Converted Savings Bank, as converted, at such time. The estimated pro forma market value of the Converted Savings Bank shall be determined for such purpose by an independent appraiser on the basis of such appropriate factors not inconsistent with the regulations of the Division. Immediately prior to the Subscription Offering, a subscription price range shall be established which shall vary from 15% above to 15% below the average of the minimum and maximum of the estimated price range. The maximum subscription price (i.e., the per share amount to be remitted when subscribing for shares of Conversion Stock) shall then be determined within the subscription price range by the Board of Trustees of the Savings Bank. The subscription price range and the number of shares to be offered may be revised after the completion of the Subscription Offering with Division approval without a resolicitation of proxies or Order Forms or both.

     C.   Method of Offering Shares
          -------------------------

     Subscription Rights shall be issued at no cost to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members pursuant to priorities established by this Plan and the regulations of the Division. In order to effect the Conversion, all shares of Conversion Stock proposed to be issued in connection with the Conversion must be sold and, to the extent that shares are available, no subscriber shall be allowed to purchase less than 25 shares; provided, however, that if the purchase price is greater than $20 per share, the minimum number of shares which must be subscribed for shall be adjusted so that the aggregate actual purchase price required to be paid for such minimum number of shares does not exceed $500. The priorities established for the purchase of shares are as follows:

          1.   Category 1:  Eligible Account Holders
               -------------------------------------

               a. Each Eligible Account Holder shall receive, without payment, Subscription Rights entitling such Eligible Account Holder to purchase that number of shares of Conversion Stock which is equal to the greater of the maximum purchase limitation established for the Direct Community Offering, one-tenth of one percent of the total offering or 15 times the product (round ed down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders. If the allocation made in this paragraph results in an oversubscription, shares of Conversion Stock shall be allocated among subscribing Eligible Account Holders so as to permit each such account holder, to the extent possible, to purchase a number of shares of Conversion Stock sufficient to make his total allocation equal to 100 shares of Conversion Stock or the total amount of his subscription, whichever is less. Any shares of Conversion Stock not so allocated shall be allocated among the subscribing Eligible Account

          Holders on an equitable basis, related to the amounts of their respective Qualifying Deposits as compared to the total Qualifying Deposits of all Eligible Account Holders.

               b. Subscription Rights received by Officers and directors of the Savings Bank and their Associates, as Eligible Account Holders, based on their increased deposits in the Savings Bank in the one-year period preceding the Eligibility Record Date shall be subordinated to all other subscriptions involving the exercise of Subscription Rights pursuant to this Category.

          2.   Category 2: Tax-Qualified Employee Stock Benefit Plans
               ------------------------------------------------------

               a. Tax-Qualified Employee Stock Benefit Plans of the Savings Bank shall receive, without payment, non-transferable Subscription Rights to purchase in the aggregate up to 8% of the Conversion Stock, including shares of Conversion Stock to be issued in the Conversion as result of an increase in the estimated price range after commencement of the Subscription Offering and prior to the completion of the Conversion. The Subscription Rights granted to Tax-Qualified Stock Benefit Plans of the Savings Bank shall be subject to the availability of shares of Conversion Stock after taking into account the shares of Conversion Stock purchased by Eligible Account Holders; provided, however, that in the event the number of shares offered in the Conversion is increased to an amount greater than the maximum of the estimated price range as set forth in the Prospectus ("Maximum Shares"), the Tax-Qualified Employee Stock Benefit Plans shall have a priority right to purchase any such shares exceeding the Maximum Shares up to an aggregate of 8% of the Conversion Stock. Tax-Qualified Employee Stock Benefit Plans may use funds contributed or borrowed by the Holding Company or the Savings Bank and/or borrowed from an independent financial institution to exercise such Subscription Rights, and the Holding Company and the Savings Bank may make scheduled discretionary contributions thereto, provided that such contributions do not cause the Holding Company or the Savings Bank to fail to meet any applicable capital requirements.

          3. Category 3:  Supplemental Eligible Account Holders
             --------------------------------------------------

               a. In the event that the Eligibility Record Date is more than 15 months prior to the date of the latest amendment to the Application filed prior to the Division's approval, then, and only in that event, each Supplemental Eligible Account Holder shall receive, without payment, Subscription Rights entitling such Supplemental Eligible Account Holder to purchase that number of shares of Conversion Stock which is equal to the greater of the maximum purchase limitation established for the Direct Community Offering, one-tenth of one percent of the total offering or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders.

               b. Subscription Rights received pursuant to this category shall be subordinated to Subscription Rights granted to Eligible Account Holders and Tax-Qualified Employee Stock Benefit Plans.

               c. Any Subscription Rights to purchase shares of Conversion Stock received by an Eligible Account Holder in accordance with Category Number 1 shall reduce to the extent thereof the Subscription Rights to be distributed pursuant to this Category.

               d. In the event of an oversubscription for shares of Conversion Stock pursuant to this Category, shares of Conversion Stock shall be allocated among the subscribing Supplemental Eligible Account Holders as follows:

                  (1) Shares of Conversion Stock shall be allocated so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares of Conversion Stock sufficient to make his total allocation (including the number of shares of Conversion Stock, if any, allocated in accordance with Category Number 1) equal to 100 shares of Conversion Stock or the total amount of his subscription, whichever is less.

                  (2) Any shares of Conversion Stock not allocated in
               accordance with subparagraph (1) above shall be allocated among the subscribing Supplemental Eligible Account Holders on an equitable basis, related to the amounts of their respective Qualifying Deposits as compared to the total Qualifying Deposits of all Supplemental Eligible Account Holders.

          4.   Category 4:  Other Members
               --------------------------

               a. Other Members shall receive Subscription Rights to purchase shares of Conversion Stock, after satisfying the subscriptions of Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders pursuant to Category Nos. l, 2 and 3 above, subject to the following conditions:

                  (1) Each such Other Member shall be entitled to subscribe
               for the greater of the maximum purchase limitation established for the Direct Community Offering or one-tenth of one percent of the total offering.

                  (2) In the event of an oversubscription for shares of
               Conversion Stock pursuant to Category No. 4, the shares of Conversion Stock available shall be allocated among the subscribing Other Members pro rata on the basis of the amounts of their respective subscriptions.

     D.   Direct Community Offering and Syndicated Community Offering
          -----------------------------------------------------------

          1. Any shares of Conversion Stock not purchased through the exercise of Subscription Rights set forth in Category Nos. 1 through 4 above may be sold by the Holding Company to Persons under such terms and conditions as may be established by the Savings Bank's Board of Trustees with the concurrence of the Division. The Direct Community Offering may commence concurrently with or as soon as possible after the completion of the Subscription Offering and must be completed within 45 days after completion of the Subscription Offering, unless extended with the approval of the Division. No Person may purchase in the Direct Community Offering shares of Conversion Stock with an aggregate purchase price that exceeds $200,000. The right to purchase shares of Conversion Stock under this Category is subject to the right of the Savings Bank or the Holding Company to accept or reject such subscriptions in whole or in part. In the event of an oversubscription for shares in this Category, the shares available shall be allocated among prospective purchasers pro rata on the basis of the amounts of their respective orders. The offering price for which such shares are sold to the general public in the Direct Community Offering shall be the Purchase Price.

          2. Orders received in the Direct Community Offering first shall be filled up to a maximum of 2% of the Conversion Stock and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled.

          3. The Conversion Stock offered in the Direct Community Offering shall be offered and sold in a manner that will achieve the widest distribution thereof. Preference shall be given in the Direct Community Offering to natural Persons and trusts of natural Persons residing in the Local Community and then to natural Persons and trusts of natural Persons residing in the counties contiguous to the Local Community.

          4. Subject to such terms, conditions and procedures as may be determined by the Savings Bank and the Holding Company, all shares of Conversion Stock not subscribed for in the Subscription Offering or ordered in the Direct Community Offering may be sold by a syndicate of broker-dealers to the general public in a Syndicated Community Offering. Each order for Conversion Stock in the Syndicated Community Offering shall be subject to the absolute right of the Savings Bank and the Holding Company to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable after completion of the Syndicated Community Offering. No Person may purchase in the Syndicated Community Offering shares of Conversion Stock with an aggregate purchase price that exceeds $200,000. The Savings Bank and the Holding Company may commence the Syndicated Community Offering concurrently with, at any time during, or as soon as practicable after the end of the Subscription Offering and/or Direct Community Offering, provided that the Syndicated Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Savings Bank and the Holding Company with the approval of the Division.

          5. If for any reason a Syndicated Community Offering of shares of Conversion Stock not sold in the Subscription Offering and the Direct Community Offering cannot be effected, or in the event that any insignificant residue of shares of Conversion Stock is not sold in the Subscription Offering, Direct Community Offering or Syndicated Community Offering, the Savings Bank and the Holding Company shall use their best efforts to obtain other purchasers for such shares in such manner and upon such conditions as may be satisfactory to the Division.

          6. In the event a Direct Community Offering or Syndicated Community Offering appears not feasible, the Savings Bank will immediately consult with the Division to determine the most viable alternative available to effect the completion of the Conversion. Should no viable alternative exist, the Savings Bank may terminate the Conversion with the concurrence of the Division.

     E.   Limitations Upon Purchases
          --------------------------

     The following additional limitations and exceptions shall be imposed upon purchases of shares of Conversion Stock:

          1. Purchases of shares of Conversion Stock in the Conversion, including purchases in the Direct Community Offering by any Person, and Associates thereof, or a group of Persons Acting in Concert, shall not exceed 1% of the shares of Conversion Stock issued in the Conversion (exclusive of any shares issued pursuant to an increase in the range of minimum and maximum aggregate values within which the aggregate amount of Conversion Stock issued in the Conversion will fall), except that Tax-Qualified Employee Stock Benefit Plans may purchase up to 8% of the total Conversion Stock issued and shares held or to be held by the Tax-Qualified Employee Stock Benefit Plans and attributable to a Person shall not be aggregated with other shares purchased directly by or otherwise attributable to such Person.

          2. Officers and directors and Associates thereof may not purchase in the aggregate more than 31% of the shares issued in the Conversion.

          3. The Savings Bank's Board of Trustees and Holding Company's Board of Directors will not be deemed to be Associates or a group of Persons Acting in Concert with other directors or trustees solely as a result of membership on the Savings Bank's Board of Trustees and Holding Company's Board of Directors.

          4. The Savings Bank's Board of Trustees, with the approval of the Division and without further approval of Members, may, as a result of market conditions and other factors, increase or decrease the purchase limitation in paragraphs 1 and 4 above or the number of shares of Conversion Stock to be sold in the Conversion. If the Savings Bank or the Holding Company, as the case may be, increases the maximum purchase limitations or the number of shares of Conversion Stock to be sold in the Conversion, the Savings Bank or the Holding Company, as the case may be, is only required to resolicit Persons who subscribed for the maximum purchase amount and may, in the sole discretion of the Savings Bank or the Holding Company, as the case may be, resolicit certain other large subscribers. If the Savings Bank or the Holding Company, as the case may be, decreases the maximum purchase limitations or the number of shares of Conversion Stock to be sold in the Conversion, the orders of any Person who subscribed for the maximum purchase amount shall be decreased by the minimum amount necessary so that such Person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such Person.

     Each Person purchasing Conversion Stock in the Conversion shall be deemed to confirm that such purchase does not conflict with the purchase limitations under the Plan or otherwise imposed by law, rule or regulation. In the event that such purchase limitations are violated by any Person (including any Associate or group of Persons affiliated or otherwise Acting in Concert with such Person), the Holding Company shall have the right to purchase from such Person at the actual Purchase Price per share all shares acquired by such Person in excess of such purchase limitations or, if such excess shares have been sold by such Person, to receive from such Person the difference between the actual Purchase Price per share paid for such excess shares and the price at which such excess shares were sold by such Persons. This right of the Holding Company to purchase such excess shares shall be assignable by the Holding Company.

     F.  Restrictions On and Other Characteristics of the Conversion Stock
         -----------------------------------------------------------------

         1.  Transferability.  Conversion Stock purchased by Officers and
             ---------------
     trustees of the Savings Bank and officers and directors of the Holding Company shall not be sold or otherwise disposed of for value for a period of one year from the date of Conversion, except for any disposition (i) following the death of the original purchaser or (ii) resulting from an exchange of securities in a merger or acquisition approved by the regulatory authorities having jurisdiction.

         The Conversion Stock issued by the Holding Company to such Officers, trustees and directors shall bear a legend giving appropriate notice of the one-year holding period restriction. Said legend shall state as follows:

         "The shares evidenced by this certificate are restricted as to transfer for a period of one year from the date of this certificate pursuant to the laws of the State of Washington. These shares may not be transferred prior thereto without a legal opinion of counsel that said transfer is permissible under the provisions of applicable laws and regulations."

         In addition, the Holding Company shall give appropriate instructions to the transfer agent of the Holding Company Stock with respect to the foregoing restrictions. Any shares of Holding Company Stock subsequently issued as a stock dividend, stock split or otherwise, with respect to any such restricted stock, shall be subject to the same holding period restrictions for such Persons as may be then applicable to such restricted stock.

          2.  Subsequent Purchases by Officers and Directors.  Without prior
              ----------------------------------------------
     approval of the Division, if applicable, Officers and directors of the converted Savings Bank and officers and directors of the Holding

     Company, and their Associates, shall be prohibited for a period of three years following completion of the Conversion from purchasing outstanding shares of Holding Company Stock, except from a broker or dealer registered with the SEC and/or the Secretary of State of the State of Washington. Notwithstanding this restriction, purchases involving more than 1% of the total outstanding shares of Holding Company Stock and purchases made and shares held by a Tax-Qualified or non-Tax-Qualified Employee Stock Benefit Plan which may be attributable to such directors and officers may be made in negotiated transactions without the Division's permission or the use of a broker or dealer.

          3.  Repurchase and Dividend Rights.  The Holding Company may
              ------------------------------
     repurchase Holding Company Stock subject to applicable laws and regulations.

          The Converted Savings Bank may not declare or pay a cash dividend on the Capital Stock if the result thereof would be to reduce the regulatory capital of the Converted Savings Bank below (i) the amount required for the Liquidation Account or (ii) the amount required by the Division.

          For a period of ten years after the consummation of the Conversion, the Converted Savings Bank may not, without the prior approval of the Division, declare or pay a cash dividend on the Capital Stock in an amount in excess of one-half of the greater of (i) the Converted Savings Bank's net income for the then current fiscal year or (ii) the average of the Converted Savings Bank's net income for the then current fiscal year and not more than two of the immediately preceding fiscal years. For such purposes, "net income" shall be determined by generally accepted accounting principles.

          Any dividend declared or paid on, or repurchase of, the Capital Stock shall be in compliance with the rules and regulations of the Division, or other applicable regulations. The above limitations shall not preclude payment of dividends on, or repurchases of, Capital Stock in the event applicable regulatory limitations are liberalized subsequent to the Conversion.

          4.  Voting Rights.  After the Conversion, exclusive voting rights with
              -------------
     respect to the Holding Company shall be vested in the holders of Holding Company Stock and the Holding Company will have exclusive voting rights with respect to the Capital Stock.

     G.  Mailing of Offering Materials and Collation of Subscriptions
         ------------------------------------------------------------

     The sale of all shares of Conversion Stock offered pursuant to the Plan must be completed within 24 months after approval of the Plan at the Special Meeting. After (i) approval of the Plan by the Division, (ii) the receipt of a notice of non-objection from the FDIC with respect to the Notice or expiration of the time period for FDIC review and objection without receipt of an objection from the FDIC and (iii) the declaration of the effectiveness of the Prospectus, the Holding Company shall distribute Prospectuses and Order Forms for the purchase of shares of Conversion Stock in accordance with the terms of the Plan.

     The recipient of an Order Form shall be provided not less than 20 days nor more than 45 days from the date of mailing, unless extended, properly to complete, execute and return the Order Form to the Holding Company or the Savings Bank. Self-addressed, postage prepaid, return envelopes shall accompany all Order Forms when they are mailed. Failure of any eligible subscriber to return a properly completed and executed Order Form within the prescribed time limits shall be deemed a waiver and a release by such eligible subscriber of any rights to purchase shares of Conversion Stock under the Plan.

     The sale of all shares of Conversion Stock proposed to be issued in connection with the Conversion must be completed within 45 days after the last day of the Subscription Offering, unless extended by the Holding Company with the approval of the Division.

     H.   Method of Payment
          -----------------

     Payment for all shares of Conversion Stock may be made in cash, by check or by money order, or if a subscriber has a Savings Account in the Savings Bank such subscriber may authorize the Savings Bank to charge the subscriber's Savings Account. The Holding Company shall pay interest at not less than the passbook rate on all amounts paid in cash or by check or money order to purchase shares of Conversion Stock in the Subscription Offering from the date payment is received until the Conversion is completed or terminated. The Savings Bank is not permitted knowingly to loan funds or otherwise extend any credit to any Person for the purpose of purchasing Conversion Stock.

     If a subscriber authorizes the Savings Bank to charge the subscriber's Savings Account, the funds shall remain in the subscriber's Savings Account and shall continue to earn interest, but may not be used by such subscriber until the Conversion is completed or terminated, whichever is earlier. The withdrawal shall be given effect only concurrently with the sale of all shares of Conversion Stock proposed to be sold in the Conversion and only to the extent necessary to satisfy the subscription at a price equal to the Purchase Price. The Savings Bank shall allow subscribers to purchase shares of Conversion Stock by withdrawing funds from certificate accounts held with the Savings Bank without the assessment of early withdrawal penalties, subject to the approval, if necessary, of the applicable regulatory authorities. In the case of early withdrawal of only a portion of such account, the certificate evidencing such account shall be canceled if the remaining balance of the account is less than the applicable minimum balance requirement. In that event, the remaining balance shall earn interest at the passbook rate. This waiver of the early withdrawal penalty is applicable only to withdrawals made in connection with the purchase of Conversion Stock under the Plan.

     Tax-Qualified Employee Stock Benefit Plans may subscribe for shares by submitting an Order Form, along with evidence of a loan commitment from a financial institution for the purchase of shares, if applicable, during the Subscription Offering and by making payment for the shares on the date of the closing of the Conversion.

     I.  Undelivered, Defective or Late Order Forms; Insufficient Payment
         ----------------------------------------------------------------

     If an Order Form (i) is not delivered and is returned to the Holding Company or the Savings Bank by the United States Postal Service (or the Holding Company or Savings Bank is unable to locate the addressee); (ii) is not returned to the Holding Company or Savings Bank, or is returned to the Holding Company or Savings Bank after expiration of the date specified thereon; (iii) is defectively completed or executed; or (iv) is not accompanied by the total required payment for the shares of Conversion Stock subscribed for (including cases in which the subscribers' Savings Accounts are insufficient to cover the authorized withdrawal for the required payment), the Subscription Rights of the Person to whom such rights have been granted shall not be honored and shall be treated as though such Person failed to return the completed Order Form within the time period specified therein. Alternatively, the Holding Company or Savings Bank may, but shall not be required to, waive any irregularity relating to any Order Form or require the submission of a corrected Order Form or the remittance of full payment for the shares of Conversion Stock subscribed for by such date as the Holding Company or Savings Bank may specify. Subscription orders, once tendered, shall not be revocable. The Holding Company's and Savings Bank's interpretation of the terms and conditions of the Plan and of the Order Forms shall be final.

     J.  Members in Non-Qualified States or in Foreign Countries
         -------------------------------------------------------

     The Holding Company shall make reasonable efforts to comply with the securities laws of all states of the United States in which Persons entitled to subscribe for shares of Conversion Stock pursuant to the Plan reside. However, no such Person shall be offered or receive any such shares under the Plan who resides in a foreign country or who resides in a state of the United States with respect to which any of the following apply: (a) a small number of Persons otherwise eligible to subscribe for shares of Conversion Stock reside in such state; (b) the granting of Subscription Rights or offer or sale of shares of Conversion Stock to such Persons would require the Holding Company to register, under the securities laws of such state, as a broker or dealer or to register or otherwise qualify its securities for sale in such state; or (c) such registration or qualification would be impractical for reasons of cost or otherwise.

X.   Articles of Incorporation and Bylaws
     ------------------------------------

     As part of the Conversion, Articles of Incorporation and Bylaws for the Converted Savings Bank will be adopted to authorize the Converted Savings Bank to operate as a Washington-chartered capital stock savings bank. By approving the Plan, the Members shall thereby approve such Articles of Incorporation and Bylaws. Prior to completion of the Conversion, the proposed Articles of Incorporation and Bylaws may be amended in accordance with the provisions and limitations for amending the Plan under Paragraph XVII below. The effective date of the adoption of the Articles of Incorporation and Bylaws shall be the date of the issuance of the Conversion Stock, which shall be the date of consummation of the Conversion.

XI.  Post Conversion Filing and Market Making
     ----------------------------------------

     In connection with the Conversion, the Holding Company shall register the Conversion Stock with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and shall undertake not to deregister such Conversion Stock for a period of three years thereafter.

     The Holding Company shall use its best efforts to encourage and assist various Market Makers to establish and maintain a market for the shares of its stock. The Holding Company shall also use its best efforts to list its stock through The Nasdaq Stock Market or on a national or regional securities exchange.

XII. Status of Savings Accounts and Loans Subsequent to Conversion
     -------------------------------------------------------------

     All Savings Accounts shall retain the same status after Conversion as these accounts had prior to Conversion. Each Savings Account holder shall retain, without payment, a withdrawable Savings Account or accounts after the Conversion, equal in amount to the withdrawable value of such holder's Savings Account or accounts prior to Conversion. All Savings Accounts will continue to be insured by the Savings Association Insurance Fund of the FDIC up to the applicable limits of insurance coverage. All loans shall retain the same status after the Conversion as they had prior to the Conversion. See Paragraph IX.F.4. with respect to the termination of voting rights of Members.

XIII.  Liquidation Account
       -------------------

     After the Conversion, holders of Savings Accounts shall not be entitled to share in any residual assets in the event of liquidation of the Converted Savings Bank. However, the Savings Bank shall, at the time of the Conversion, establish a liquidation account in an amount equal to its total net worth as of the date of the latest statement of financial condition contained in the final Prospectus. The function of the liquidation account shall be to establish a priority on liquidation and, except as provided in Paragraph IX.F.3 above, the existence of the liquidation account shall not operate to restrict the use or application of any of the net worth accounts of the Converted Savings Bank.

     The liquidation account shall be maintained by the Converted Savings Bank subsequent to the Conversion for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who retain their Savings Accounts in the Converted Savings Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to each Savings Account held, have a related inchoate interest in a portion of the liquidation account balance ("subaccount").

     The initial subaccount balance for a Savings Account held by an Eligible Account Holder and/or a Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of such holder's Qualifying Deposit in the Savings

Account and the denominator is the total amount of the Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders. Such initial subaccount balance shall not be increased, and it shall be subject to downward adjustment as provided below.

     If the deposit balance in any Savings Account of an Eligible Account Holder or Supplemental Eligible Account Holder at the close of business on any annual closing date subsequent to the Eligibility Record Date is less than the lesser of (i) the deposit balance in such Savings Account at the close of business on any other annual closing date subsequent to the Eligibility Record Date or the Supplemental Eligibility Record Date or (ii) the amount of the Qualifying Deposit in such Savings Account on the Eligibility Record Date or the Supplemental Eligibility Record Date, then the subaccount balance for such Savings Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of a downward adjustment, such subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related Savings Account. If any such Savings Account is closed, the related subaccount balance shall be reduced to zero.

     In the event of a complete liquidation of the Converted Savings Bank, each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted subaccount balance(s) for Savings Account(s) then held by such holder before any liquidation distribution may be made to stockholders. No merger, consolidation, bulk purchase of assets with assumptions of Savings Accounts and other liabilities or similar transactions with another Federally-insured institution in which the Converted Savings Bank is not the surviving institution shall be considered to be a complete liquidation. In any such transaction, the liquidation account shall be assumed by the surviving institution.

XIV. Restrictions on Acquisition of Stock of the Holding Company
     -----------------------------------------------------------

     A. As soon as practicable following Conversion, the Converted Savings Bank shall enter into an agreement with the Division which will provide that for a period of three years following the date of Conversion, any company significantly engaged in an unrelated business activity (either directly or through an affiliate thereof) shall not be permitted to acquire control of the Converted Savings Bank. Any acquisition of the Converted Savings Bank shall also comply with RCW 32.32.228.

     B.   Definitions (for purposes of this section only):

          1. The term "affiliate" means any person or company which controls, is controlled by, or is under common control with, a specified company.

          2.  A person or company shall be deemed to have "control" of:

             (i) A savings bank if the person directly or indirectly or acting in concert with one or more other persons or through one or more subsidiaries, owns, controls, or holds with power to vote, or holds proxies representing, more than twenty-five percent of the voting shares of the savings bank, or controls in any manner the election of a majority of the directors of the bank;

             (ii) Any other company if the person directly or indirectly or acting in concert with one or more other persons, or through one or more subsidiaries, owns, controls, or holds with power to vote, or holds proxies representing, more than twenty-five percent of the voting shares or rights of the other company, or controls in any manner the election or appointment of a majority of the directors or trustees of the other company, or is a general partner in or has contributed more than twenty-five percent of the capital of the other company;

             (iii)  A trust if the person is a trustee thereof; or

             (iv) A savings bank or any other company if the Division determines, after reasonable notice and opportunity for hearing, that the person directly or indirectly exercise a controlling influence over the management or policies of the savings bank or other company.

          3. A company shall be deemed to be "significantly engaged" in an unrelated business activity of its unrelated business activity represents on either an actual or a pro forma basis more than fifteen percent of its consolidated net worth at the close of its preceding fiscal year or of its consolidated net earnings for such fiscal year.

          4. The term "unrelated business activity" means any business activity not authorized for a savings bank or any subsidiary thereof.

     C. In addition, for a period of three years following completion of the Conversion, no Person may make directly, or indirectly, any offer to acquire or actually acquire Capital Stock of the Converted Savings Bank if, after consummation of such acquisition, such person would be the beneficial owner of more than ten percent of the Converted Savings Bank's Capital Stock, without the prior approval of the Division. However, approval is not required for purchases directly from the Savings Bank or the underwriters or selling group acting on its behalf with a view towards public resale, or for purchases not exceeding one percent per annum of the shares outstanding. Civil penalties may be imposed by the Division for willful violation or assistance of any violation.

     D. The Holding Company may provide in its articles of incorporation a provision that, for a specified period of up to five years following the date of the completion of the Conversion, no Person shall directly or indirectly offer to acquire or actually acquire the beneficial ownership of more than 10% of any class of equity security of the Holding Company. Such provisions would not apply to acquisition of securities by Tax-Qualified Employee Stock Benefit Plans provided that such plans do not have beneficial ownership of more than 25% of any class of equity security of the Holding Company. The Holding Company may provide in its articles of incorporation for such other provisions affecting the acquisition of its stock as shall be determined by its Board of Directors.

XV.  Directors and Officers of the Converted Savings Bank
     ----------------------------------------------------

     The Conversion is not intended to result in any change in the trustees or Officers. Each Person serving as a trustee of the Savings Bank at the time of Conversion shall continue to serve as a member of the Converted Savings Bank's Board of Directors, subject to the Converted Savings Bank's charter and bylaws. The Persons serving as Officers immediately prior to the Conversion will continue to serve at the discretion of the Board of Directors in their respective capacities as Officers of the Converted Savings Bank. In connection with the Conversion, the Savings Bank and the Holding Company may enter into employment agreements on such terms and with such officers as shall be determined by the Boards of Directors of the Savings Bank and the Holding Company.

XVI. Executive Compensation
     ----------------------

     The Savings Bank and the Holding Company may adopt, subject to any required approvals, executive compensation or other benefit programs, including but not limited to compensation plans involving stock options, stock appreciation rights, restricted stock grants, employee recognition programs and the like.

XVII.  Amendment or Termination of Plan
       --------------------------------

     If necessary or desirable, the Plan may be amended by a two-thirds vote of the Savings Bank's Board of Trustees, at any time prior to submission of the Plan and proxy materials to the Members. At any time after submission of the Plan and proxy materials to the Members, the Plan may be amended by a two-thirds vote of the Board of Trustees only with the concurrence of the Division. The Plan may be terminated by a two-thirds vote of the Board of Trustees at any time prior to the Special Meeting, and at any time following such Special Meeting with the concurrence of the Division. In its discretion, the Board of Trustees may modify or terminate the Plan upon the order of the regulatory authorities without a resolicitation of proxies or another meeting of the Members.

     In the event that mandatory new regulations pertaining to conversions are adopted by the Division prior to the completion of the Conversion, the Plan shall be amended to conform to the new mandatory regulations without a resolicitation of proxies or another meeting of Members. In the event that new conversion regulations adopted by the Division prior to completion of the Conversion contain optional provisions, the Plan may be amended to utilize such optional provisions at the discretion of the Board of Trustees without a resolicitation of proxies or another meeting of Members.

     By adoption of the Plan, the Members authorize the Board of Trustees to amend and/or terminate the Plan under the circumstances set forth above.

XVIII.  Expenses of the Conversion
        --------------------------

     The Holding Company and the Savings Bank shall use their best efforts to assure that expenses incurred in connection with the Conversion shall be reasonable.

XIX. Contributions to Tax-Qualified Plans
     ------------------------------------

     The Holding Company and/or the Converted Savings Bank may make discretionary contributions to the Tax-Qualified Employee Stock Benefit Plans, provided such contributions do not cause the Converted Savings Bank to fail to meet its regulatory capital requirements.

                                *      *      *

                                                                       EXHIBIT B

                       AMENDED ARTICLES OF INCORPORATION
                                      OF
                         TIMBERLAND SAVINGS BANK, SSB

     The following shall constitute the Amended Articles of Incorporation of Timberland Savings Bank, SSB, a stock savings bank as defined under Title 32 of the Revised Code of Washington (hereinafter the "RCW").

                                   ARTICLE I
                                     NAME

     The name of the savings bank is Timberland Savings Bank, SSB (hereinafter the "savings bank").

                                  ARTICLE II
                                    OFFICE

     The principal office of the savings bank shall be located at 624 Simpson Avenue, in the City of Hoquiam and the County of Grays Harbor, State of Washington.

                                  ARTICLE III
                                   DURATION

     The duration of the savings bank is perpetual.

                                  ARTICLE IV
                              PURPOSE AND POWERS

     The nature of the business and the objects and purposes to be transacted, promoted or carried on by the savings bank are to engage in any lawful act of business for which savings banks may be organized under the laws of the State of Washington as now in existence or as such laws may hereafter be amended, or as may be preempted by Federal law.

                                   ARTICLE V
                                 CAPITAL STOCK

     The total number of shares of all classes of capital stock which the savings bank has authority to issue is 10,000, of which 1,000 shall be common stock of par value of $1.00 per share, and of which 9,000 shall be preferred stock. The shares may be issued from time to time as authorized by the Board of Directors without further approval of the stockholders, except to the extent that such approval is required by governing law, rule or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value per share. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the savings bank. The consideration for the shares shall be cash, tangible or intangible property, labor, or services actually performed for the savings bank, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor or services, as determined by the Board of Directors of the savings bank, shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. Upon authorization by its Board of Directors, the savings bank may issue its own shares in exchange for or in conversion of its outstanding shares or distribute its own shares, pro rata to its shareholders or the shareholders of one or more classes or series, to effectuate stock dividends or splits, and any such transaction shall not require consideration.

     Nothing contained in this Article V shall entitle the holders of any class or series of capital stock to vote as a separate class or series or to more than one vote per share, with no cumulative voting in the election of directors.

     A description of the different classes and series (if any) of the savings bank's capital stock and a statement of the designations, and the relative rights, preferences and limitations of the shares of each class and series (if any) of capital stock are as follows:

     A.  Common Stock.  Except as provided in this Article V, the holders of the
         ------------
common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder.

     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

     In the event of any liquidation, dissolution or winding up of the savings bank, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the savings bank available for distribution remaining after: (i) payment or provision for payment of the savings bank's debts and liabilities; (ii) distributions or provision for distributions in settlement of its liquidation account; and (iii) distributions or provision for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution or winding up of the savings bank. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

     B.  Preferred Stock.  The Board of Directors of the savings bank is
         ---------------
authorized by resolution or resolutions from time to time adopted to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof, including, but not limited to, determination of any of the following:

     (a) The distinctive serial designation and the number of shares constituting such series;

     (b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

     (c)  The voting powers, full or limited, if any, of shares of such series;

     (d) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

     (e) The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the savings bank;

     (f) Whether the shares or such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

     (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the savings bank, and, if so convertible or exchangeable, the conversion prices or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

     (h) The price or other consideration for which the shares of such series shall be issued; and

     (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

     Each share of each series preferred stock shall have the same relative rights as and be identical in all respects with all other shares of the same series.

                                  ARTICLE VI
                               PREEMPTIVE RIGHTS

     Holders of the capital stock of the savings bank shall not be entitled to preemptive rights with respect to any shares of the savings bank which may be issued.

                                  ARTICLE VII
                 CERTAIN PROVISIONS APPLICABLE FOR FIVE YEARS

     Notwithstanding anything contained in the savings bank's article of incorporation or bylaws to the contrary, for a period of five years from the effective date of these Articles of Incorporation, the following provisions shall apply:

     A.   Beneficial Ownership Limitation.  No person, other than Timberland
          -------------------------------
Bancorp, Inc., the holding company for the savings bank, shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of an equity security of the savings bank. This limitation shall not apply to a transaction in which the savings bank forms a savings and loan holding company or a bank holding company without change in the respective beneficial ownership interests of its stockholders other than pursuant to the exercise of any dissenter and appraisal rights or the purchase of shares by underwriters in connection with a public offering, or to the shares held by such holding company in excess of 10% of any class of any equity security of the savings bank.

     In the event shares are acquired in violation of this Article VII, all shares beneficially owned by any person in excess of 10% shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote. The terms "person" and "affiliate" shall have the meaning defined in Sections 32.32.435 and 32.32.025, respectively, of the RCW as now or hereafter in effect.

     B.   Call for Special Meetings.  Special meetings of stockholders relating
          -------------------------
to changes in control of the savings bank or amendments to its charter shall be called only upon direction of the Board of Directors.

                                 ARTICLE VIII
                                   DIRECTORS

     The savings bank shall be under the direction of a Board of Directors. The number of directors shall be as stated in the savings bank's Bylaws, but in no event shall be fewer than five.

                                  ARTICLE IX
                                   DIRECTORS

     The name, occupation and residential addresses of each persons who shall serve as the Board of Directors of the savings bank are as follows:


NAME                 OCCUPATION                     ADDRESS
----                 ----------                     -------

Clarence E. Hamre    President and Chief Executive  90 Westview Drive, Hoquiam, WA 98550
                     Officer of Savings Bank

Michael R. Sand      Executive Vice President,      128 Beacon Hill Drive, Hoquiam, WA 98550
                     and Secretary of Savings Bank

Andrea M. Clinton    Interior Designer              4520 Green Cove Ct., N.W., Olympia, WA 98502

Robert Backstrom     Retired owner of insurance     608 W. McBryde, Montesano, WA 98563
                     and real estate company

Richard R. Morris    Owner of retail grocery        447 Dolphin Avenue, N.E., Ocean Shores, WA 95869

Alan E. Smith        Owner of retail pharmacy       100 Gale Street, Hoquiam, WA 98550

Peter J. Majar       General manager of             540 Bel Aire, Aberdeen, WA 98520
                     plywood manufacturer

Jon C. Parker        Attorney                       320 Prospect Avenue, Hoquiam, WA 98550

James C. Mason       Owner of a timber company      1300 Robert Gray Blvd., Aberdeen, WA 98520

                                   ARTICLE X
                             REMOVAL OF DIRECTORS

     Notwithstanding any other provisions of these Articles of Incorporation or the savings bank's Bylaws (and notwithstanding the fact that some lesser percentage may be specified by law, these articles and certificate of incorporation or the savings bank's Bylaws), any director or the entire Board of Directors may be removed at any time, but only by the affirmative vote of the holders of a majority of the total votes eligible to be cast at a legal meeting called expressly for such purpose.

                                  ARTICLE XI
                          REGISTERED OFFICE AND AGENT

     The registered office of the savings bank shall be located at 624 Simpson Avenue, Hoquiam, Washington. The registered agent of the savings bank at such address shall be Clarence E. Hamre.

                                  ARTICLE XII
             INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

     Any person against whom any action is brought or threatened by reason of the fact that such person is or was a director, officer or employee of this savings bank shall be indemnified by the savings bank to the fullest extent authorized by Washington law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the savings bank to provide broader indemnification rights than permitted prior thereto), for any amount for which such person becomes liable by reason of any judgment in such action; reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by such person in connection with proceedings related to the defense or settlement of such action, and reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred in any action to enforce his rights under this Article XII that results in a final judgment in favor of such person. However, even if the proceedings do not result in a final judgment on the merits in favor of the director, officer or employee, the Board of Directors may make the indemnification provided in the preceding sentence, provided that a majority of disinterested directors determine that such director or officer was acting in good faith within the scope of his employment or authority as he could reasonable have perceived it under the circumstances and for purposes he could reasonable have believed under the circumstances were in the best interests of this savings bank or its stockholders. If a majority of the directors concludes that, in connection with an action, any person ultimately may become entitled to indemnification under this Article XII, the directors may authorize payment of reasonable costs and expenses, including reasonable attorney's fees, arising from the defense or settlement of such action; provided, however, that before making advance payment of expenses under this Article XII, the savings bank shall obtain an agreement that the savings bank will be repaid if the person on whose behalf payment is made is later determined not to be entitled to such indemnification. The Board of Directors may authorize the obtaining of insurance to protect against such losses.

                                 ARTICLE XIII
                      LIMITATION OF DIRECTORS' LIABILITY

     Effective July 1, 1990 and to the fullest extent permitted by Washington law, as it now exists or may hereafter be amended, a director of this savings bank shall not be personally liable to the savings bank or its stockholders for monetary damages for conduct as a director, except for liability of the director for acts or omissions that involve: (i) intentional misconduct by the director;
(ii) a knowing violation of law by the director; (iii) conduct violating Section 23B.08.310 of the RCW regarding unlawful distributions; or (iv) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. An amendment or repeal of this Article XIII shall not adversely affect any right or protection of a director of the savings bank existing at the time of such amendment or repeal.

                                  ARTICLE XIV
                             AMENDMENT OF CHARTER

     No amendment to these articles and certificate of incorporation shall be made unless such is first approved by a majority of the directors of the savings bank and thereafter approved by the stockholders by a majority of the total votes eligible to be cast at a lawful meeting. All amendments to these articles of incorporation shall be subject to the approval of the Supervisor of Banking, State of Washington.

                                  ARTICLE XV
                        ASSETS, LIABILITIES AND CAPITAL

     The savings bank's total assets, total liabilities and total capital as of September 30, 1997 is $________, $__________ and $__________, respectively.

                                  ARTICLE XVI
                            DECLARATION OF SIGNERS

     Each of the undersigned hereby declares that he will accept the responsibilities and faithfully discharge the duties of a Director of the savings bank, and that he is free from all disqualifications specified in the RCW applicable to savings banks.

     Executed this ______ day of _______________, 1997






----------------------------        ----------------------------------
Clarence E. Hamre                   Alan E. Smith



----------------------------        ----------------------------------
Michael R. Sand                     Peter J. Majar



----------------------------        ----------------------------------
Andrea M. Clinton                   Jon C. Parker


----------------------------        ----------------------------------
Robert Backstrom                    James C. Mason


----------------------------
Richard R. Morris

                                                                       EXHIBIT C

                               AMENDED BYLAWS OF

                         TIMBERLAND SAVINGS BANK, SSB


                                   ARTICLE I
                               PRINCIPAL OFFICE

     The principal office of the savings bank shall be located in the City and County of Grays Harbor, in the State of Washington.

                                  ARTICLE II
                                 STOCKHOLDERS

     SECTION 1. PLACE OF MEETINGS. All annual and special meetings of the stockholders shall be held at the principal office of the savings bank or at such other place within the State of Washington as the Board of Directors may determine.

     SECTION 2. ANNUAL MEETING. A meeting of the stockholders of the savings bank for the election of directors and for the transaction of any other business of the savings bank shall be held annually on the third Tuesday of January, if not a legal holiday, and if a legal holiday, then on the next day following which is not a legal holiday, at 2:00 p.m., Pacific time, or at such other date and time within 120 days after the end of the savings bank's fiscal year as the Board of Director may determine.

     SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called at any time by the chairman of the board, the president, or a majority of the Board of Directors, and shall be called by the chairman of the board, the president or the secretary upon the written request of the holders of not less than one-tenth of all the outstanding capital stock of the savings bank entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered at the principal office of the savings bank addressed to the chairman of the board, the president or the secretary.

     SECTION 4. CONDUCT OF MEETINGS. Annual and special meetings shall be conducted in accordance with rules prescribed by the presiding officer of the meeting, unless otherwise prescribed by these bylaws. The Board of Directors shall designate, when present, either the chairman of the board or the president to preside at such meetings.

     SECTION 5. NOTICE OF MEETING. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than 20 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, or the secretary, or the directors calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the stockholder at the address as it appears on the stock transfer books or records of the savings bank as of the record date prescribed in Section 6 of this Article II, with postage thereon prepaid. When any stockholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

     SECTION 6. FIXING OF RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of

Directors shall fix, in advance, a date as the record date for any such determination of stockholders. Such date in any case shall be not more than 60 days, and in case of a meeting of stockholders, not less than 20 days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment.

     SECTION 7. VOTING LISTS. At least 20 days before each meeting of the stockholders, the officer or agent having charge of the stock transfer books for shares of the savings bank shall make a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. This list of stockholders shall be kept on file at the home office of the savings bank and shall be subject to inspection by any stockholder at any time during usual business hours, for a period of 20 days prior to such meeting.
Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any stockholder during the entire time of the meeting. The original stock transfer book shall be prima facie evidence of the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

     SECTION 8. STOCKHOLDER ACCESS TO BOOKS AND RECORDS. Any stockholder or group of stockholders of the savings bank who (1) have held of record voting stock of the savings bank for at least six months before making written demand, or (2) hold of record not less than five percent of the total outstanding voting stock of the savings bank, upon making written demand to the secretary of the savings bank under oath and stating the purpose thereof, shall have the right to examine for any proper purpose, in person or by agent, at any reasonable time or times, its books and records of accounts, minutes, and record of stockholders, and to make extracts therefrom. A "proper purpose" shall mean a purpose reasonable related to such person's interest as a stockholder. No stockholder or group of stockholders of the savings bank shall have any other right under this section or common law to examine its books and records of account, minutes and record of stockholders, except as provided in these bylaws with respect to inspection of a list of stockholders.

     The right to examination authorized by this Section 8 may be denied to any stockholder or group of stockholders upon the refusal of any stockholder or group of stockholders to furnish the savings bank, its transfer agent or registrar an affidavit that such examination or inspection is not desired for any purpose which is in the interest of a business or object other than the business of the savings bank, that such stockholder has not within the two years preceding the date of the affidavit sold or offered for sale, and does not now intend to sell or offer for sale, any list of stockholders of the savings bank or of any other savings bank, and that such stockholder has not within said two-year period assisted any person in procuring any list of stockholders for purposes of selling or offering for sale such list. The savings bank may deny a demand under this Section 8 if the requesting stockholder has improperly used any information secured through prior examination of the books and records of accounts, or minutes, or record of stockholders.

     Notwithstanding any provision of this Section 8 or common law, no stockholder, group of stockholders, or any other person shall have the right to obtain, inspect or copy any portion of any books or records of the savings bank containing: (1) a list of depositors in or borrowers from the savings bank; (2) their addresses; (3) individual deposit or loan balances or records; or (4) any data from which such information could be reasonably constructed.

     SECTION 9. QUORUM. One-third of the outstanding shares of the savings bank entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a quorum of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     SECTION 10. PROXIES. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the Board of Directors. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

     SECTION 11. VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS. When ownership stands in the name of two or more persons, in the absence of written directions to the savings bank to the contrary, at any meeting of the stockholders of the savings bank any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose name shares of stocks stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

     SECTION 12. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another savings bank may be voted by any officer, agent or proxy as the bylaws of such savings bank may prescribe, or, in the absence of such provision, as the board of directors of such savings bank may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

     A stockholder, whose shares are pledged, shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote the shares so transferred.

     Neither treasury shares of its own stock held by the savings bank, nor shares held by another savings bank, if a majority of the shares entitled to vote for the election of directors of such other savings bank held by the savings bank, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     SECTION 13. VOTING. Every stockholder entitled to vote at any meeting shall be entitled to one vote for each share of stock held by him. Unless otherwise provided in the charter of the savings bank, by statute, or by these bylaws, a majority of those votes cast by stockholders at a lawful meeting shall be sufficient to pass on a transaction or matter.

     SECTION 14. NOMINATING COMMITTEE. Only persons who are nominated in accordance with the procedures set forth in this Section 14 shall be eligible for election as directors. The Board of Directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Upon delivery, such nominations shall forthwith be posted in a conspicuous place in each office of the savings bank. Provided such committee makes such nominations, no nominations for directors, except those made by the nominating committee, shall be voted upon at the annual meeting, unless other nominations by stockholders are made in accordance with the provisions of this
Section 14.

     Nominations of individuals for election to the Board of Directors of the savings bank at an annual meeting of stockholders may be made by any stockholder of the savings bank entitled to vote for the election of directors at that meeting who complies with the notice procedures set forth in Section 14. Such nominations, other than those made by the Board of Directors acting as nominating committee, shall be made pursuant to timely notice in writing to the secretary of the savings bank as set forth in this Section 14. To be timely, a stockholder's notice shall be delivered to or received at the principal executive offices of the savings bank not later than 20 days prior to the meeting; provided, however, that in the event that less than 30 days' notice of the date of the meeting is given to stockholders (which notice must be accompanied by a proxy or information statement which identifies the nominees of the Board of Directors), notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address, and residence address of such person, (ii) the principal occupation or employment of such person, and (iii) such person's written consent to serving as a director, if elected; (b) as to the stockholder giving the notice, (i) the name and address of such stockholder, and (ii) the class and number of shares of the savings bank which are owned of record by such stockholder.

     At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the secretary of the savings bank that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee together with the required written consents. No person shall be elected as a director of the savings bank unless nominated in accordance with the procedures set forth in this Section 14. Ballots bearing the name of all the persons nominated by the nominating committee and by stockholders shall be provided for use at the annual meeting. If the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any stockholder entitled to vote and shall be voted upon.

     SECTION 15. NEW BUSINESS. At an annual meeting of stockholders, only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting, except in accordance with the procedures set forth in this Section 15.

     For any new business proposed by management to be properly brought before the annual meeting, such new business shall be approved by the Board of Directors, either directly or through its approval of proxy solicitation materials related thereto, and shall be stated in writing and filed with the secretary of the savings bank at least 20 days before the date of at the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting. Any stockholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless properly brought before the meeting, such proposal shall not be acted upon at the meeting.

     For a proposal to be properly brought before the annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the savings bank. To be timely, a stockholder's notice must be delivered to or received at the principal executive offices of the savings bank, not less than 20 days prior to the meeting; provided, however, that in the event that less than 30 days' notice of the date of the meeting is given to stockholders (which notice shall be accompanied by a proxy or information statement which describes each matter proposed by the Board of Directors to be acted upon at the meeting), notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed. A stockholder's notice to the secretary shall set forth as to each such matter the stockholder proposes such business, and (c) the class and number of shares of the savings bank which are owned of record by the stockholder.

     SECTION 16. INFORMAL ACTION BY STOCKHOLDERS. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the stockholders entitled to vote with respect to the subject matter.

     SECTION 17. STOCKHOLDER DERIVATIVE ACTIONS. No action shall be brought by a stockholder to enforce a right of the savings bank unless the plaintiff was a holder of record of stock at the time of the transaction of which he or she complains, or his or her stock thereafter devolved upon him or her by operation of law from a person who was a holder of record at such time. Any action shall include information as to the efforts, if any, made to obtain the action the stockholder desires from the Board of Directors and, if necessary, from the stockholders, and the reason for the failure to obtain such action or for not making the effort.

     In any action hereafter instituted to enforce a right of the savings bank by the holder or holders of record of stock of the savings bank, the court having jurisdiction, upon final judgment and a finding that the action was brought without reasonable cause, may require the plaintiff or plaintiffs to pay to the parties named as defendant or the savings bank if it has indemnified those parties, the reasonable expenses, including attorneys' fees, incurred by them in the defense of such action.

     In any action now pending or hereafter instituted or maintained to enforce a right of the savings bank by the holders of record of less than five percent of the outstanding stock of any class of the savings bank, unless the stock so held has a market value in excess of $25,000, the savings bank on whose behalf such action is brought shall be entitled at any time before final judgment to require the plaintiff or plaintiffs to give security for the reasonable expenses, including attorneys' fees, that may be incurred by the savings bank in connection with such action or may be incurred by other parties named as defendant for which the savings bank may become legally liable. Market value shall be determined as of the date that the plaintiff institutes the action or, in the case of any intervenor, as of the date that he or she becomes a party to the action. The amount of such security may from time to time be increased or decreased, in the discretion of the court, upon showing that the security provided has or may become inadequate or is excessive. The savings bank shall have recourse to such security in such amount as the court having jurisdiction shall determine upon the termination of such action, whether or not the court finds the action was brought without reasonable cause.

                                  ARTICLE III
                              BOARD OF DIRECTORS

     SECTION 1. GENERAL POWERS. All corporate powers shall be exercised by, or under authority of, and the business and affairs of the savings bank shall be managed under the direction of, the Board of Directors. The Board of Directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

     SECTION 2. NUMBER, TERM AND ELECTION. The Board of Directors shall consist of nine (9) members divided into three classes as nearby equal in number as possible. The member of each class shall be elected by ballot for a term of
(3) years and shall serve until his or her successor is elected and qualified. One class shall be elected by ballot each year at the annual meeting.

     SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after the annual meeting of stockholders, and at the same place as other regularly scheduled meetings of the Board of Directors. The Board of Directors may provide, by resolution, the time and place, within the savings bank's normal lending territory, for the holding of additional regular meetings without other notice than such resolution.

     SECTION 4. QUALIFICATIONS. A person shall not be a Director of the savings bank if that individual: (i) is not a resident of a state of the United States; (ii) has been adjudicated a bankrupt or has taken the benefit of any insolvency law or has made a general assignment for the benefit or creditors;
(iii) has suffered a judgment for a sum of money which has remained unsatisfied after all legal proceedings have been of record or unsecured on appeal for a period of more than three months; (iv) is a director, officer, clerk or other employee of any other savings bank; (v) is a director of a bank, trust company, or national banking association, a majority of the Board of Directors of which are directors of this savings bank; or (vi) is 75 years of age or older.

     SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President, or one-third of the directors. The persons authorized to call special meetings of the Board of Directors may fix any place, within the savings bank's normal lending territory, as the place for holding any special meeting of the Board of Directors called by such persons.

     Members of the Board of Directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute attendance in person, but shall not constitute attendance for the purpose of compensation pursuant to Section 12 of this Article.

     SECTION 6. NOTICE OF SPECIAL MEETING. Written notice of any special meeting shall be given to each director at least two days prior thereto, when delivered personally or by telegram, or at least five days prior thereto, when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage thereon prepaid if mailed, or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 7. QUORUM. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

     SECTION 8. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by these Bylaws.

     SECTION 9. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

     SECTION 10. RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the home office of the savings bank addressed to the chairman of the board or the president. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the chairman of the board or the president. More than three consecutive absences from regular meetings of the Board of Directors, unless excused by resolution of the Board of Directors, shall automatically constitute a resignation, effective when such resignation is accepted by the Board of Directors.

     SECTION 11. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term continuing only until the next election of directors by the stockholders.

     SECTION 12. COMPENSATION. A director may receive, by the affirmative vote of a majority of all the directors, reasonable compensation for (i) attendance at meetings of the Board of Directors; (ii) service as an officer of the savings bank, provided his duties as officer require and receive his regular and faithful attendance at the savings bank; (iii) service in appraising real property for the savings bank; and (iv) service as a member of a committee of the Board of Directors; provided, however, that a director receiving compensation for services as an officer pursuant to (ii) shall not receive any additional compensation for service under (i), (iii) or (iv).

     SECTION 13. PRESUMPTION OF ASSENT. A director of the savings bank who is present at a meeting of the Board of Directors at which action on a savings bank matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the savings bank within five (5) days after the date he receives a copy of the minutes of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 14. PERFORMANCE OF DUTIES. A director shall perform his or her duties as a director, including the duties as a member or any committee of the board upon which he or she may serve, in good faith, in a manner he or she reasonable believes to be in the best interest of the savings bank, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing such duties, a director shall be entitled to rely on information, opinion, reports or statements, including financial statements and other financial data, in each case prepared or presented by: (i) one or more officers or employees of the savings bank whom the director reasonably believes to be reliable and competent in the matters presented; (ii) counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence; or (iii) a committee of the board upon which he or she does not serve, duly designated in accordance with a provision of these Bylaws, as to matters within it designated authority, which committee the director reasonable believes to merit confidence. However, a director shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause such reliance to be unwarranted.

                                  ARTICLE IV
                        EXECUTIVE AND OTHER COMMITTEES

     SECTION 1. APPOINTMENT. The Board of Directors, by resolution adopted by a majority of the full Board, may designate the chief executive officer and two
(2) or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV, and the delegation of authority thereto, shall not operate to relieve the Board of Directors, or any director, of any responsibility imposed by law or regulation.

     SECTION 2. AUTHORITY. The executive committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors, except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the Board of Directors with reference to: the declaration of dividends; the amendment of the charter of the savings bank or bylaws of the savings bank, or recommending to the stockholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of the savings bank otherwise than in the usual and regular course of its business; a voluntary dissolution of the savings bank; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

     SECTION 3. TENURE. Subject to the provision of Section 8 of this Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the Board of Directors following his or her designation and until his or her successor is designated as a member of the executive committee.

     SECTION 4. MEETINGS. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date, and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

     SECTION 5. QUORUM. A majority of the members of the executive committee shall constitute a quorum for the transaction of any business at a meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

     SECTION 6. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

     SECTION 7. VACANCIES. Any vacancy in the executive committee may be filled by a resolution adapted by a majority of the full Board of Directors.

     SECTION 8. RESIGNATIONS AND REMOVAL. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the savings bank. Unless otherwise specified thereon, such resignation shall take effect upon receipt. The acceptance of such resignation shall not be necessary to make it effective.

     SECTION 9. PROCEDURE. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure, which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting next after the proceedings shall have occurred.

     SECTION 10. AUDIT COMMITTEE. At each annual meeting of the Board of Directors, the chairman, with the approval of the Board, shall appoint from among members of the Board, an Audit Committee consisting of not less than three members of the Board, none of whom may be members of management, all of whom shall serve until the next annual meeting and until their successors are appointed and confirmed.

     The Audit Committee shall, on or before the last day of March and the last day of October of each year, fully examine the records and affairs of the savings bank for the purposes of determining its financial condition. The Board may employ such assistants as it deems necessary to assist the Audit Committee in making such examination. A report of such examination shall be presented to the Board at a regular meeting of the Board of Directors held within 30 days after the completion of the examination and shall be filed in the records of the savings bank.

     SECTION 11. OTHER COMMITTEES. The Board of Directors may, by resolution, establish such other committees composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the savings bank and may prescribe the duties, constitution, and procedures thereof.

                                   ARTICLE V
                                   OFFICERS

     SECTION 1. POSITIONS. The officers of the savings bank shall include a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may also designate the Chairman of the Board as an officer. The President shall be the Chief Executive Officer, unless the Board of Directors designates the Chairman of the Board as the Chief Executive Officer. The President shall be a director of the bank. The offices of the Secretary and Treasurer may be held by the same person and a Vice President may also be either the Secretary or the Treasurer. The Board of Directors may designate one or more Vice Presidents as Executive Vice President or Senior Vice President. The Board of Directors may also elect or authorize the appointment of such other officers as the business of the savings bank may require. The officers shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the savings bank shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of the officers is not held at such meeting such election shall be held as soon thereafter as possible. Each officer shall hold officer until his or her successor shall have been duly elected and qualified or until the officer's death or resignation or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The Board of Directors may authorize the savings bank to enter into an employment contract with any officer, but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 3 of this Article V.

     SECTION 3. REMOVAL. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the savings bank will be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

     SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 5. REMUNERATION. The remuneration of the officers shall be fixed from time to time by the Board of Directors.

     SECTION 6. RESTRICTIONS ON OFFICERS. An officer of this savings bank shall not:

     (1) Personally or as agent or partner of another, directly or indirectly, use any of the funds or deposits held by this savings bank or pay or emolument for services rendered to any borrower by the savings bank in connection with such loan, except as authorized by the Board of Directors;

     (2) Receive, directly or indirectly, and retain any commission on or benefit from any loan made by this savings bank or pay or emolument for services rendered to any borrower by the savings bank in connection with such loan, except as authorized by the Board of Directors;

     (3) Become an endorser, surety or guarantor or in any manner an obligor for any loan made by the savings bank; or

     (4) Personally or as agent or partner of another, directly or indirectly, borrow any of the funds or deposits held by the savings bank or become the owner of real property upon which the savings bank holds a mortgage, except as authorized by the Board of Directors. For purposes of this provision, a loan to or a purchase by an organization in which such officer is the owner of a 15 percent equity interest or in which that officer and other officers of the savings bank hold a 25 percent equity interest shall be deemed a loan to or a purchase by such officer within the meaning of this provision, unless the loan to or purchase by such organization occurred without such officer's knowledge or against such officer's protest. A deposit in a bank shall not be deemed a loan within the meaning of this provision.

     SECTION 7. UNAUTHORIZED COMPENSATION. If an officer or employee of this savings bank receives any commission on any loan made by this savings bank which that individual is not authorized by the Board of Directors to retain, the officer or employee shall immediately pay the same over to the savings bank.

                                  ARTICLE VI
                           DEPOSITS AND WITHDRAWALS

     SECTION 1. DEPOSITS. The savings bank may limit the aggregate amount which an individual or any savings bank or society may have to his, her or its credit to such sum as the savings bank may deem expedient to receive; and may in its discretion refuse to receive a deposit, or may at any time return all or any part of any deposits or require the withdrawal of any interest.

     SECTION 2. WITHDRAWALS. The sums deposited with the savings bank, together with any interest credited thereto, shall be repaid to the depositors thereof respectively, or to their legal representatives, after demand in such manner, and at such times, and under such regulations, as the Board of Directors shall prescribe. Such regulations shall be posted in a conspicuous place in the principal office and each branch office of the savings bank, and shall be available to depositors upon request. All such regulations, and all amendments thereto, from time to time in effect, shall be binding upon all depositors.

                                  ARTICLE VII
                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1. CONTRACTS. Except as otherwise prescribed by these bylaws with respect to certificates for shares, the Board of Directors may authorize any officer, employee, or agent of the bank to enter into any contract or execute and deliver any instrument in the name of and on behalf of the savings bank. Such authority may be general or confined to specific instances.

     SECTION 2. LOANS. No loans shall be contracted on behalf of the savings bank and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

     SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness in the name of the savings bank shall be signed by one or more officer, employee, or agent of the savings bank in such manner as shall from time to time be determined by the Board of Directors.

     SECTION 4. DEPOSITS. All funds of the savings bank not otherwise employed shall be deposits from time to time to the credit of the savings bank in any of its duly authorized depositories as the Board of Directors may select.

                                 ARTICLE VIII
                  CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of capital stock of the savings bank shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the chief executive officer or by any other officer of the savings bank authorized by the Board of Directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the savings bank itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the savings bank. All certificates surrendered to the savings bank for transfer shall be canceled and no new certificate shall be issued until the former certificate for the like number of shares has been surrendered and canceled, except that in case of a lost or destroyed certificate, a new certificate may be issued therefor upon such terms and indemnity to the savings bank as the Board of Directors may prescribe.

     SECTION 2. TRANSFER OF SHARES. Transfer of shares of capital stock of the savings bank shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney authorized by power of attorney duly executed and filed with the savings bank. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name of shares of capital stock stand on the books of the savings bank shall be deemed by the savings bank to be the owner thereof for all purposes.

                                  ARTICLE IX
                           FISCAL YEAR; ANNUAL AUDIT

     The fiscal year of the savings bank shall end on the last day of December of each year. The savings bank shall be subject to an annual audit as of the end of its fiscal year by the independent public accountants appointed by and responsible to the Board of Directors.

                                   ARTICLE X
                                   DIVIDENDS

     Subject to the terms of the savings bank's Articles and Certificate of Incorporation and the laws of the State of Washington, the Board of Directors may, from time to time, declare, and the savings bank may pay, dividends upon its outstanding shares of capital stock.

                                  ARTICLE XI
                                CORPORATE SEAL

     The Board of Directors shall provide a corporate seal, which shall be two concentric circles between which shall be the name of the savings bank. The year of incorporation of the savings bank or an emblem may appear in the center.

                                  ARTICLE XII
                                  CONFORMITY

     Any article, section or provision of these Bylaws in conflict with any laws or regulations relating to or governing this savings bank or the activities thereof shall be deemed amended to conform therewith. Whether or not specifically provided in these Bylaws, this savings bank, its Board of Directors and its officers shall have all authority, control, management and power granted to or provided for savings banks by the laws of the State of Washington and any other laws not or hereafter in effect. If any provision of these Bylaws should be held invalid or in violation of any law or regulations, it shall not affect the validity of the remainder of these Bylaws or of the article, section or other subdivision thereof in which such provision appears.

                                 ARTICLE XIII
                                  AMENDMENTS

     These Bylaws may be amended at any time by a majority vote of the full Board of Directors or by a majority of votes eligible to be cast by the stockholders of the savings bank at any legal meeting.


                                   * * * * *

                                REVOCABLE PROXY
                            SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS
                                      OF
                         TIMBERLAND SAVINGS BANK, SSB
                      FOR THE SPECIAL MEETING OF MEMBERS
                       TO BE HELD ON _________ __, 1997

  The undersigned member of Timberland Savings Bank, SSB ("Savings Bank") hereby appoints the Board of Directors, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to vote such shares as the undersigned may be entitled to cast at the Special Meeting of Members ("Meeting") of the Savings Bank to be held at the Savings Bank's main office at 624 Simpson Avenue, Hoquiam, Washington, on the date and time indicated on the Notice of Special Meeting of Members, and at any adjournment thereof. They are authorized to cast all votes to which the undersigned is entitled, as follows:


                                                            FOR          AGAINST


(1)  To approve a Plan of Conversion adopted by the
     Board of Directors on July 10, 1997, and
     subsequently amended on September 11, 1997, to
     convert the Savings Bank from a Washington-
     chartered mutual savings bank to a Washington-
     chartered capital stock savings bank to be held
     as a wholly-owned subsidiary of a new holding
     company, Timberland Bancorp, Inc., including the
     adoption of a Articles and Bylaws for the Savings
     Bank, pursuant to the laws of the United States
     and the rules and regulations of the Washington
     Department of Financial Institutions, Division
     of Banks.
                                                            [_]            [_]


NOTE: The Board of Directors is not aware of any other matter that may come before the Meeting.

IMPORTANT: PLEASE SIGN DATE AND RETURN THIS PROXY IN THE PRE-ADDRESSED ENVELOPE PROVIDED. VOTING FOR THE PLAN OF CONVERSION IN NO WAY OBLIGATES YOU TO BUY ANY STOCK.

                 THIS PROXY WILL BE VOTED FOR THE PROPOSITION
                      STATED IF NO CHOICE IS MADE HEREIN



    Should the undersigned be present and elect to vote at said Meeting or at any adjournment thereof and, after notification to the Secretary of the Savings Bank at said Meeting of the member's decision to terminate this Proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

    The undersigned acknowledges receipt of a Notice of Special Meeting of Members of the Savings Bank called on the date and time indicated on the Notice of Special Meeting, and a Proxy Statement relating to said Meeting from the Savings Bank, prior to the execution of this Proxy.



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Date



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Signature


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Signature



Note: Only one signature is required in the case of a joint account but all account holders should sign, if possible. When signing as an attorney, administrator, agent, corporate officer, executor, trustee, guardian or other fiduciary capacity, indicate your full title.